                                                                    Exhibit 99.2

                            ASSET PURCHASE AGREEMENT

                                 By and Between

                           APW North America Inc. and
                       Air Cargo Equipment (U.K.) Limited

                                 On the One Hand

                                       and

                          Zero Manufacturing, Inc. and
                             Zero Cases (UK) Limited

                                On the Other Hand

                                February 4, 2002

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
ARTICLE I  DEFINITIONS ......................................................................................    1
         1.1      Accounts Payable ..........................................................................    1
         1.2      Accounts Receivable .......................................................................    1
         1.3      Accrued Expenses ..........................................................................    1
         1.4      Affiliate .................................................................................    2
         1.5      Agreed Accounting Principles ..............................................................    2
         1.6      Ancillary Agreements ......................................................................    2
         1.7      Assumed Contracts .........................................................................    2
         1.8      Assumed Liabilities .......................................................................    2
         1.9      Balance Sheet Taxes  ......................................................................    3
         1.10     Bill of Sale ..............................................................................    3
         1.11     Books and Records .........................................................................    3
         1.12     Business ..................................................................................    3
         1.13     Closing ...................................................................................    3
         1.14.    Closing Balance Sheet .....................................................................    3
         1.15     Closing Date ..............................................................................    3
         1.16     Code ......................................................................................    3
         1.17     Confidential Information ..................................................................    3
         1.18     Consent ...................................................................................    4
         1.19     Disclosure Schedule .......................................................................    4
         1.20     Effective Time ............................................................................    4
         1.21     Employee Pension Benefit Plan .............................................................    4
         1.22     Employee Welfare Benefit Plan .............................................................    4
         1.23     Employees .................................................................................    4
         1.24     Environmental, Health, and Safety Laws ....................................................    4
         1.25     ERISA .....................................................................................    4
         1.26     ERISA Affiliate ...........................................................................    4
         1.27     Escrow Agent ..............................................................................    5
         1.28     Escrow Agreement ..........................................................................    5
         1.29     Escrow Deposit ............................................................................    5
         1.30     Excluded Assets ...........................................................................    5
         1.31     Excluded Liabilities ......................................................................    5
         1.32     Financial Statements ......................................................................    7
         1.33     Fixed Assets ..............................................................................    7
         1.34     GAAP ......................................................................................    7
         1.35     Goodwill ..................................................................................    7
         1.36     HSR Act ...................................................................................    7
         1.37     Indemnified Party .........................................................................    7
         1.38     Indemnifying Party ........................................................................    7
         1.39     Intellectual Property .....................................................................    7
         1.40     Inventory .................................................................................    7
         1.41     Knowledge .................................................................................    7

     1.42   Law ...................................................................    8
     1.43   Leased Real Estate ....................................................    8
     1.44   Leasehold Improvements ................................................    8
     1.45   Legal Opinion of Buyers' Counsel ......................................    8
     1.46   Legal Opinions of Sellers' Counsel ....................................    8
     1.47   Licenses and Permits. .................................................    8
     1.48   Lien ..................................................................    8
     1.49   Material Adverse Effect; Material Adverse Change ......................    8
     1.50   Multiemployer Plan ....................................................    8
     1.51   Ordinary Course of Business ...........................................    8
     1.52   PBGC ..................................................................    8
     1.53   Permitted Liens .......................................................    8
     1.54   Person ................................................................    9
     1.55   Product Liability Claim ...............................................    9
     1.56   Product Warranty Claim ................................................    9
     1.57   Purchase Price ........................................................    9
     1.58   Purchased Assets ......................................................    9
     1.59   Real Estate Leases ....................................................   10
     1.60   Recent Balance Sheet ..................................................   10
     1.61   Recent Financial Statements ...........................................   10
     1.62   Shared Assets .........................................................   10
     1.63   Tax Return ............................................................   10
     1.64   Taxes .................................................................   10
     1.65   Transitional Services Agreement .......................................   10
     1.66   UK Employee Benefit Plan. .............................................   10
     1.67   UK Lease. .............................................................   10
     1.68   UK Leased Real Estate .................................................   10
     1.69   US Employee Benefit Plan. .............................................   11
     1.70   VAT Act ...............................................................   11
     1.71   Zero Cases Division ...................................................   11

ARTICLE II  PURCHASE AND SALE .....................................................   11
     2.1    Assignment ............................................................   11
     2.2    [Reserved] ............................................................   11
     2.3    UK Real Estate. .......................................................   11
     2.4    Lease Agreements ......................................................   12
     2.5    Breach of the UK Lease ................................................   13
     2.6    Prohibited Disposals. .................................................   14
     2.7    License to Occupy. ....................................................   14

ARTICLE III ASSUMPTION OF LIABILITIES .............................................   15
     3.1    Assumed Liabilities ...................................................   15
     3.2    Excluded Liabilities ..................................................   15

ARTICLE IV  PURCHASE PRICE; MANNER OF PAYMENT .....................................   16
     4.1    Amount; Allocation ....................................................   16

     4.2    Method of Payment .....................................................    16
     4.3    Allocation of Purchase Price ..........................................    16
     4.4    Working Capital Adjustments ...........................................    16
     4.5    Release of Escrow Deposit. ............................................    18

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLERS ..............................    18
     5.1    Organization ..........................................................    18
     5.2    Authorization .........................................................    18
     5.3    Noncontravention ......................................................    19
     5.4    Brokers' Fees .........................................................    19
     5.5    Title to Tangible Assets ..............................................    19
     5.6    Financial Statements ..................................................    19
     5.7    Accounts Receivable ...................................................    19
     5.8    Inventory .............................................................    19
     5.9    Condition of Equipment; Location of Assets ............................    20
     5.10   Leased Real Estate ....................................................    20
     5.11   Absence of Certain Changes or Events ..................................    21
     5.12   Contracts .............................................................    21
     5.13   Legal Compliance ......................................................    22
     5.14   Tax Matters ...........................................................    22
     5.15   UK Tax Reps ...........................................................    23
     5.16   Intellectual Property .................................................    23
     5.17   Litigation ............................................................    24
     5.18   Employee Benefits .....................................................    25
     5.19   Environmental, Health, and Safety Laws ................................    26
     5.20   Licenses and Permits ..................................................    27
     5.21   All Necessary Assets ..................................................    27
     5.22   Undisclosed Liabilities ...............................................    27
     5.23   Affiliate Transactions ................................................    27
     5.24   Product Warranty ......................................................    27
     5.25   Labor and Employee Matters ............................................    27
     5.26   Top Customers and Suppliers ...........................................    28
     5.27   Solvency; Fraudulent Conveyance .......................................    28
     5.28   Foreign Authorized Agents. ............................................    28
     5.29   VAT Elections .........................................................    28
     5.30   No U.K. Liens .........................................................    28

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYERS ..............................    29
     6.1    Organization of the Buyers ............................................    29
     6.2    Authorization of Transaction ..........................................    29
     6.3    Noncontravention ......................................................    29
     6.4    Brokers' Fees .........................................................    29
     6.5    International Merger Notification .....................................    29

ARTICLE VII COVENANTS .............................................................    30
     7.1    Full Access ...........................................................    30

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
     7.2    Confidentiality ...........................................................    30
     7.3    Notices and Consents ......................................................    30
     7.4    Non-Assignable Real Estate Leases, Contracts, Licenses and Permits ........    31
     7.5    Publicity .................................................................    32
     7.6    Covenant to Satisfy Conditions ............................................    32
     7.7    Further Assurances ........................................................    32
     7.8    Reporting .................................................................    32
     7.9    Accounts Receivable .......................................................    32
     7.10   Unemployment Compensation .................................................    32
     7.11   Employees .................................................................    32
     7.12   Waiver of Bulk Sales Compliance ...........................................    33
     7.13   Sales/Use or Transfer Tax .................................................    34
     7.14   VAT .......................................................................    34
     7.15   Litigation Cooperation ....................................................    35
     7.16   Lease Covenants ...........................................................    35
     7.17   Claims of Defectiveness ...................................................    35
     7.18   Shared Assets .............................................................    36
     7.19   Covenants Not to Compete ..................................................    36
     7.20   Non-solicitation and Non-hire .............................................    37
     7.21   UK Lease ..................................................................    37
     7.22   Financing .................................................................    37
     7.23   Ordinary Course of Business. ..............................................    37
     7.24   Alternative Proposal. .....................................................    37
     7.25   Supplements to Disclosure. ................................................    38
     7.26   Float .....................................................................    38

ARTICLE VIII  CONDITIONS TO OBLIGATIONS OF BUYERS .....................................    38
     8.1    No Proceeding or Litigation ...............................................    38
     8.2    No Injunction .............................................................    38
     8.3    Deliveries at or Prior to Closing .........................................    38
     8.4    Representations and Warranties ............................................    40
     8.5    Covenants .................................................................    40
     8.6    No Material Adverse Change ................................................    40
     8.7    Customer Payment Bank Accounts ............................................    40
     8.8    Financing .................................................................    40
     8.9    Reserved ..................................................................    40
     8.10   Permit ....................................................................    40
     8.11   Bank Consents. ............................................................    40
     8.12   Receivables Repurchase ....................................................    41

ARTICLE IX  CONDITIONS TO OBLIGATIONS OF SELLERS ......................................    41
     9.1    No Proceeding or Litigation ...............................................    41
     9.2    No Injunction .............................................................    41
     9.3    Deliveries By Buyers At Closing ...........................................    41
     9.4    Representations and Warranties ............................................    42
     9.5    Covenants .................................................................    42

     9.6    Bank Consents ..............................................................     42
     9.7    Fairness Opinion ...........................................................     42

ARTICLE X  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION .................     42
     10.1   General ....................................................................     42
     10.2   Survival ...................................................................     42
     10.3   Indemnification Covenants of Sellers .......................................     43
     10.4   Indemnification Covenants of Buyers ........................................     44
     10.5   Claims for Indemnification .................................................     44
     10.6   Indemnification Payments ...................................................     45
     10.7   Exclusive Remedy ...........................................................     46
     10.8   Limitations ................................................................     46
     10.9   Specific Limitations .......................................................     46
     10.10  Recovery Only Once .........................................................     47
     10.11  Assessment Of Loss .........................................................     47
     10.12  Recovery From Another Person ...............................................     47
     10.13  Mitigation .................................................................     48
     10.14  General ....................................................................     48

ARTICLE XI  TERMINATION; REMEDIES ......................................................     48
     11.1   Right to Terminate .........................................................     48
     11.2   Rights on Termination ......................................................     48

ARTICLE XII  MISCELLANEOUS PROVISIONS ..................................................     49
     12.1   Amendment ..................................................................     49
     12.2   Waiver and Compliance ......................................................     49
     12.3   Expenses ...................................................................     49
     12.4   Notices ....................................................................     49
     12.5   Assignment .................................................................     50
     12.6   Governing Law ..............................................................     51
     12.7   Laws of Other Jurisdictions ................................................     51
     12.8   Counterparts ...............................................................     51
     12.9   Entire Agreement ...........................................................     51
     12.10  Third Parties ..............................................................     51
     12.11  Severability ...............................................................     51
     12.12  Certain Rules of Construction ..............................................     51

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of this 4th day of February, 2002 by and between APW North America Inc., a Delaware corporation ("APW N.A.") and Air Cargo Equipment (U.K.) Limited, a company incorporated in England and Wales, company number 2221971 ("Air Cargo") (APW N.A. and Air Cargo are collectively referred to as "Sellers"), on the one hand; and Zero Manufacturing, Inc., a Delaware corporation ("US Buyer") and Zero Cases (UK) Limited, a company incorporated in England and Wales, company number 4334370 ("UK Buyer") (US Buyer and UK Buyer are collectively referred to as "Buyers"), on the other hand.

                                R E C I T A L S:
                                - - - - - - - -

     A. The Zero Cases Division of Sellers is engaged in the manufacture of deep drawn and fabricated aluminum and molded plastic cases for industrial and consumer markets;

     B. Sellers desire to sell and transfer to Buyers, and Buyers desire to purchase and assume from Sellers, substantially all of the assets, liabilities, property and business of the Zero Cases Division, upon the terms and subject to the conditions set forth herein and Sellers desire to retain all of their other assets, liabilities, property and businesses.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

     1.1 Accounts Payable. "Accounts Payable" means all trade accounts payable
         ----------------
of the Zero Cases Division incurred as of the Effective Time in the Ordinary Course of Business including in respect of goods and services received but not invoiced, other than trade accounts payable to Affiliates outside of the Zero Cases Division.

     1.2 Accounts Receivable. "Accounts Receivable" means all trade accounts
         -------------------
receivable of the Zero Cases Division as of the Effective Time other than trade accounts receivable from Affiliates outside of the Zero Cases Division.

     1.3 Accrued Expenses. "Accrued Expenses" means those accrued expenses of
         ----------------
the Zero Cases Division incurred as of the Effective Time in the Ordinary Course of Business, including with respect to Transferred Employees accrued payroll and bonuses, sick leave and vacation, accrued compensation, commissions, customer rebates, payroll taxes (including in the United Kingdom, Pay As You Earn and National Insurance Contributions), real estate and personal property taxes, sale and use taxes, value added tax and other accrued expenses, all as listed on the Closing Balance Sheet.

     1.4  Affiliate. "Affiliate," when such term is used with respect to another
          ---------
Person which is a legal entity, means (a) any Person who directly or indirectly controls, is controlled by or is under common control with such other Person,
(b) any Person who is a director or officer of, member in or trustee of, or who serves in a similar capacity with respect to, such other Person, or (c) any Person who directly or indirectly is the beneficial owner of 10% or more of any securities of such other Person. When the term "Affiliate" is used with respect to another Person who is an individual, it means (i) any family member of such Person, or (ii) any corporation, partnership, limited liability company, trust or other entity of which such other Person serves as an officer, director, general partner, manager, trustee or in a similar capacity. Control means the ownership of or right to vote more than fifty percent (50%) of the voting stock or other interests of an entity or the legal or contractual right to elect a majority of an entity's board of directors or other supervisory body.

     1.5  Agreed Accounting Principles. "Agreed Accounting Principles" shall
          ----------------------------
mean Generally Accepted Accounting Principles as modified by those principles and practices generally described on Schedule 5.6 attached hereto.

     1.6  Ancillary Agreements. "Ancillary Agreements" means the Bill of Sale,
          --------------------
the Transition Services Agreement and any other agreements entered into pursuant to this Agreement.

     1.7  Assumed Contracts. "Assumed Contracts" means, to the extent that such
          -----------------
are assignable without requiring a third party's consent or for which consent to assignment has been or in the future is obtained, all rights and interests in and to agreements between, or which relate primarily to, the Zero Cases Division and its customers, suppliers, consultants and licensees, including open purchase orders received by the Zero Cases Division from its customers and open purchase orders issued by the Zero Cases Division to its suppliers, distributors, dealerships and sales representatives, equipment leases, the Real Estate Leases and other agreements, as set forth on Schedule 1.7 attached hereto.

     1.8  Assumed Liabilities. "Assumed Liabilities" means the following
          -------------------
liabilities and obligations of the Zero Cases Division, and only such liabilities and obligations:

          (a) The Accounts Payable and Accrued Expenses as of the Effective Time, including without limitation those set forth on an itemized list delivered by Sellers to Buyers on the Closing Date;

          (b) The liabilities and obligations of the Zero Cases Division under the Assumed Contracts, but only those arising from and after the Effective Time and not with respect to any liability or obligation to the extent relating to pre-closing breaches of the Assumed Contracts, (except as covered in Section 1.8(c) below); and

          (c) Product Warranty Claims.

     For clarification, without expanding the foregoing, the following categories of liabilities shall be solely the responsibility of Buyers to the extent the following apply: (i) product liability claims which relate to products manufactured by the Buyers after the Effective Time; (ii) worker's compensation claims and liabilities of the Buyers in respect of events which occur after the Effective Time; (iii) claims made by or on behalf of Buyers' employees in respect of events which relate to their employment by Buyer after the Effective Time; and (iv) all liabilities and obligations of the Buyer arising as a result of entering into, closing, and/or implementing this Agreement and/or the Ancillary Agreements.

     1.9   Balance Sheet Taxes. "Balance Sheet Taxes" means any liability of the
           -------------------
Sellers for non-income Taxes attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date but only to the extent and in the amount listed on the Closing Balance Sheet.

     1.10  Bill of Sale. "Bill of Sale" means the bill of sale, assignment and
           ------------
assumption agreement in substantially the form of Exhibit 1.10 attached hereto.

     1.11  Books and Records. "Books and Records" means the transferable books,
           -----------------
records, files and correspondence which relate primarily to the Business, including, without limitation, customer and supplier lists, sales, promotional and advertising materials, warranty records, engineering records, personnel records (but excluding any that cannot be transferred by operation of law) and payroll records.

     1.12  Business. "Business" means the designing, manufacturing, assembling,
           --------
distributing, packaging, marketing and selling deep drawn and fabricated aluminum and molded plastic cases for industrial and consumer markets and all activities related or incidental thereto all as located in Salt Lake City, Utah or Birmingham, England and conducted by the Sellers, but excludes the Sellers' other business at every other location of the Sellers.

     1.13  Closing. "Closing" means the closing of the transactions provided for
           -------
in this Agreement, which shall take place at the offices of Buyers' lender's counsel commencing at 10:00 a.m. central daylight time on February 8, 2002 or as soon thereafter as all the conditions for Closing have been met or waived, unless otherwise extended by mutual agreement.

     1.14. Closing Balance Sheet. "Closing Balance Sheet" shall have the meaning
           ---------------------
set forth in Section 4.4.

     1.15  Closing Date. "Closing Date" means the date on which the Closing
           ------------
occurs.

     1.16  Code. "Code" means the Internal Revenue Code of 1986, as amended, and
           ----
the Treasury Regulations promulgated thereunder.

     1.17  Confidential Information. "Confidential Information" means any
           ------------------------
information concerning (a) the Business or affairs of the Zero Cases Division or of the business or affairs conducted by the Buyers or (b) the facts, provisions or subject matter of this Agreement that are not already generally available to the public (other than as a result of the breach by any of the parties of any duty of confidentiality).

     1.18 Consent. "Consent" means the consent (whether by deed or otherwise) of
          -------
the landlord to the grant of an assignment of the UK Leased Real Estate to Buyers in the form attached hereto as Exhibit 1.18.

     1.19 Disclosure Schedule. "Disclosure Schedule" means the disclosure
          -------------------
schedule dated the date of this Agreement which has been executed and delivered by Sellers to Buyers contemporaneously with the execution and delivery of this Agreement.

     1.20 Effective Time. "Effective Time" means the close of business on the
          --------------
Closing Date.

     1.21 Employee Pension Benefit Plan. "Employee Pension Benefit Plan" has the
          -----------------------------
meaning set forth in ERISA Section 3(2).

     1.22 Employee Welfare Benefit Plan. "Employee Welfare Benefit Plan" has the
          -----------------------------
meaning set forth in ERISA Section 3(1).

     1.23 Employees. "Employees" means all of the (a) active employees of the
          ---------
Zero Cases Division at the Effective Time, based in the North Salt Lake, Utah
(US) facility and (b) all of the employees of the Zero Cases Division at the Effective Time based in the Birmingham (UK) facility and each tenured manager of the Zero Cases Division, wherever located, including the Transferred Employees and the UK Employees (as the case may be), and "Employee" means any one of them.

     1.24 Environmental, Health, and Safety Laws. "Environmental, Health, and
          --------------------------------------
Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws whether civil or criminal (including rules, regulations, statutory instruments, directives, codes, plans, injunctions, judgments, orders, decrees, rulings, statutory guidance and charges thereunder) of international, European, national, federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     1.25 ERISA. "ERISA" means the Employee Retirement Income Security Act of
          -----
1974, as amended.

     1.26 ERISA Affiliate "ERISA Affiliate" means the Sellers and any trade or
          ---------------
business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer with any of the Sellers under Code (S)414.

     1.27 Escrow Agent. "Escrow Agent" shall mean a bank mutually selected by
          ------------
the Sellers and the Buyers to serve as escrow agent under the Escrow Agreement.

     1.28 Escrow Agreement. "Escrow Agreement" shall mean the Escrow Agreement
          ----------------
among the Buyers, the Sellers and the Escrow Agent in substantially the form of
Exhibit 1.28 attached hereto.

     1.29 Escrow Deposit. "Escrow Deposit" shall mean Two Million and 00/l00
          --------------
Dollars ($2,000,000.00).

     1.30 Excluded Assets. "Excluded Assets" means (a) all of Sellers' assets
          ---------------
and property comprising the electronic enclosures divisions of Sellers located in every location other than North Salt Lake City, Utah and Birmingham, England and other assets and property of Sellers not used primarily in the Business, including the Shared Assets; (b) Sellers' cash in banks and financial institutions other than customer deposits for product to the extent not yet delivered to customers by the Effective Time; (c) any insurance policies and prepaid premiums relating thereto, any prepaid expenses or deposits paid by Sellers under agreements which are not Assumed Contracts; (d) any rights under Licenses and Permits which are not transferable to Buyers; (e) Sellers' corporate minute books, corporate seal, corporate franchise tax returns and tax reports; (f) such other items as are set forth in Schedule 1.30 hereto (including certain boxed construction in progress described in Schedule 1.30 that shall remain with the Sellers); (g) securities and shares held by Sellers;
(h) all employment contracts for Employees of the Business except as listed as an Assumed Contract; (i) contracts of the Sellers (other than Assumed Contracts); (j) any insurance recoveries yet to be received with respect to losses or liabilities incurred and/or paid prior to the Effective Time; (k) all marks, logos, names and other assets listed on Schedule 1.30; and (l) and Sellers' intercompany receivables from or to APW Ltd. (excluding any interdivisional receivables).

     1.31 Excluded Liabilities. "Excluded Liabilities" means all liabilities and
          --------------------
obligations (whether known or unknown, contingent or matured) of or which relate to the Zero Cases Division that are not specifically identified as Assumed Liabilities, and only such liabilities and obligations, which shall include, without limitation:

          (a) (i) any liability of the Sellers for Taxes (with respect to the Zero Cases Division or otherwise) attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date except for Balance Sheet Taxes,
(ii) any liability of the Sellers for unpaid Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and (iii) any liability of the Sellers for income Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Sellers are selling the Purchased Assets);

          (b) The liabilities and obligations of the Sellers under the Assumed Contracts with respect to any liability or obligations to the extent relating to pre-Closing breaches of the Assumed Contracts;

                  (c)      Any borrowings of the Sellers;

                  (d) Product Liability Claims relating to products manufactured or sold by Sellers prior to the Effective Time;

                  (e) Worker's compensation claims and liabilities of the Sellers to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time;

                  (f) Notwithstanding the operation of the Transfer of Undertakings (Protection of Employees) Regulations 1981 (as amended) under UK law, all claims made on behalf of or in relation to, any of the Sellers' Employees to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time;

                  (g) All liabilities and/or obligations of the Sellers arising as a result of the entering into, closing and/or implementation of this Agreement and/or the Ancillary Agreements to the extent relating to events, acts or omissions arising or occurring at or prior to the Effective Time;

                  (h) All liabilities or obligations of the Sellers arising under any Law, including without limitation, any Environmental, Health and Safety Law to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time;

                  (i) Without limiting the generality of (h) above, all liabilities or obligations arising out of or related to the release or disposal of any substance relating to Sellers or the Leased Real Estate to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time, including of any material regulated by Environmental Health and Safety Laws including, without limitation, the items set forth on Schedule 5.19;

                  (j) All liabilities and obligations relating to the Business, the Purchased Assets and/or the Sellers to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time;

                  (k) All liabilities and/or obligations that relate to litigation involving the Sellers, to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time, including without limitation, those items listed on Schedule 5.17;

                  (l) All liabilities and/or obligations that relate to transactions between the Sellers and any of its Affiliates to the extent arising or occurring prior to the Effective Time, but not interdivisional transactions between APW N.A. and Air Cargo;

                  (m) All liabilities and/or obligations that relate to any Seller US Plans or Seller UK Plans or any employee benefit plans of any ERISA Affiliates of the Sellers;

                  (n) All liabilities and/or obligations relating to Sellers' infringement or actionable misappropriation of the intellectual property rights of any third party; and

                  (o) Any liabilities or obligations associated with the long-term disability in respect of the employee identified in Item 13 of
Schedule 5.18.

         1.32     Financial Statements.  "Financial Statements" has the meaning
                  --------------------
set forth in Section 5.6 hereof.

         1.33     Fixed Assets. "Fixed Assets" means all of the fixed assets
                  ------------
used primarily in the Zero Cases Division, including, without limitation, machinery and equipment, tools, dies, molds, patterns and supplies, furniture, office supplies, business machines, vehicles, computer systems (including software, if transferable), telephone systems, and all related spare, replacement and maintenance parts, but excluding the Excluded Assets.

         1.34     GAAP. "GAAP" means generally accepted accounting principles in
                  ----
the United States or the United Kingdom (as applicable), applied on a basis consistent with past practice.

         1.35     Goodwill.  "Goodwill" means the goodwill and going concern
                  --------
value of the Business.

         1.36     HSR Act.  "HSR Act" means the Hart-Scott-Rodino Antitrust
                  -------
Improvements Act of 1976, as amended.

         1.37     Indemnified Party.  "Indemnified Party" has the meaning
                  -----------------
specified in Section 10.1 hereof.

         1.38     Indemnifying Party.  "Indemnifying Party" has the meaning
                  ------------------
specified in Section 10.1 hereof.

         1.39     Intellectual Property. "Intellectual Property" means all
                  ---------------------
patents (including any divisions, continuations, continuations-in-part, extensions, reexaminations or reissues of patents), pending patent applications, trademarks (whether or not registered), trademark registration applications, copyrights (whether or not registered), copyright registration applications and rights in and to trade names, business names, company names, internet domain names (other than apw.com), inventions, logos, trade secrets, know-how, discoveries, technical assistance, formulae, drawings, designs, blueprints, databases, software, source code, object code, specifications and other proprietary information, in each case primarily used in the Business, including all licenses to the foregoing, together with all of the goodwill associated therewith and the right to sue for past infringement thereof, in each instance, whether created, owned, filed, registered or granted in the United States or anywhere in the world.

         1.40     Inventory. "Inventory" means all inventory of the Zero Cases
                  ---------
Division used primarily in the Business, whether on hand or in transit, and including raw materials, supplies, packaging materials, manufactured and processed parts, work in process and finished goods.

         1.41     Knowledge. "Knowledge" means the actual knowledge of David
                  ---------
Hammer, Brad Muir, John Gardiner, Jon Funes, Scott Parkinson, Peter Whitbread, and the directors and officers of Air Cargo and APW N.A.

         1.42     Law.  "Law" means any foreign or U.S. federal, U.S. state,
                  ---
common law or local statute, ordinance, rule, regulation, order, judgment or decree.

         1.43     Leased Real Estate.  The land and property as described in
                  ------------------
Schedule 1.43.

         1.44     Leasehold Improvements.  "Leasehold Improvements" means all
                  ----------------------
improvements to the Leased Real Estate made by Sellers.

         1.45     Legal Opinion of Buyers' Counsel. "Legal Opinion of Buyers'
                  --------------------------------
Counsel" means a legal opinion of Kirkland & Ellis (including as to UK Buyer) in substantially the form attached hereto as Exhibit 1.45 which opinion Buyers' lenders may also rely upon, if desired.

         1.46     Legal Opinions of Sellers' Counsel. "Legal Opinions of
                  ----------------------------------
Sellers' Counsel" means legal opinions of Quarles & Brady LLP (upon which Union Bank of California, N.A., as agent for the lenders party to the Buyers may rely) and of Clifford Chance LLP in substantially the forms attached hereto as Exhibit 1.46.

         1.47     Licenses and Permits. "Licenses and Permits" means all
                  --------------------
licenses, permits, approvals and certifications issued for primary use by the Zero Cases Division by any governmental Person.

         1.48     Lien. "Lien" means, with respect to the Purchased Assets, the
                  ----
Business or the Sellers, any mortgage, pledge, lien, charge, claim, restriction, easement, covenant, lease, encroachment, title defect, imposition, security interest or encumbrance of any kind, except Permitted Liens.

         1.49     Material Adverse Effect; Material Adverse Change. "Material
                  ------------------------------------------------
Adverse Effect" or "Material Adverse Change" means any effect or change, respectively, which is materially adverse to the Business or the Zero Cases Division's operations, properties, condition (financial or otherwise) or liabilities (whether or not contingent).

         1.50     Multiemployer Plan.  "Multiemployer Plan" has the meaning set
                  ------------------
forth in ERISA Section 3(37).

         1.51     Ordinary Course of Business. "Ordinary Course of Business"
                  ---------------------------
means the Zero Cases Division's ordinary course of business as at the Effective Time consistent with custom and practice prior to the Effective Time.

         1.52     PBGC.  "PBGC" means the Pension Benefit Guaranty Corporation.
                  ----

         1.53     Permitted Liens. "Permitted Liens" means (i) liens for current
                  ---------------
property Taxes not yet due and payable, (ii) liens imposed by Law and incurred in the Ordinary Course of Business for obligations not yet due to carriers, warehousemen, labourers, materialmen and the like for which reasonably estimated reserves on the Closing Balance Sheet have been established, (iii) liens in respect of pledges or deposits under workers' compensation laws, and/or (iv) leasehold interests under any Assumed Contracts or the Real Estate Leases.

         1.54     Person. "Person" means a natural person, corporation, trust,
                  ------
partnership, limited liability company, limited liability partnership, governmental entity, authority or other regulatory or administrative agency or commission, including an agency, branch or department thereof, or any other legal entity.

         1.55     Product Liability Claim. "Product Liability Claim" means any
                  -----------------------
claim alleging bodily injury, property damage or both which has been caused by any defect in the design, manufacture or assembly of a product of the Zero Cases Division or has been caused by any other act or omission of Sellers prior to the Closing relating to a product of the Zero Cases Division.

         1.56     Product Warranty Claim.  "Product Warranty Claim" means any
                  ----------------------
claim for the return, repair or replacement of a product of the Zero Cases Division.

         1.57     Purchase Price.  "Purchase Price" means cash in the amount of
                  --------------
$23 million (U.S. dollars).

         1.58     Purchased Assets. "Purchased Assets" means all of the assets,
                  ----------------
business, property and rights of the Zero Cases Division existing as of the Effective Time, which are owned by Sellers and used primarily in the Business, including without limitation the following assets, property and rights, but expressly excluding the Excluded Assets:

                  (a)      The Accounts Receivable;

                  (b)      The Fixed Assets;

                  (c)      The Inventory;

                  (d) Rights and interests in and to the Assumed Contracts (subject to the obligations and liabilities under such contracts to the extent Assumed Liabilities);

                  (e) Prepaid expenses, including deposits and refunds, associated with the Assumed Contracts;

                  (f)      The Licenses and Permits;

                  (g) All rights, title and interest in and to the Intellectual Property owned by Sellers, including, without limitation, the Intellectual Property listed on Schedule 5.16(b) (the "Company Intellectual Property");

                  (h)      The Books and Records;

                  (i)      The Goodwill; and

                  (j) Cash in an amount set forth on the Closing Balance Sheet for customer deposits for products that have not been delivered as of the Effective Time (which shall be transferred to the Buyers as a reduction in Purchase Price paid by Buyers at Closing).

         1.59     Real Estate Leases.  "Real Estate Leases" means the lease
                  ------------------
agreements and amendments, copies of which are attached hereto as Schedule 1.59.

         1.60     Recent Balance Sheet.  "Recent Balance Sheet" has the meaning
                  --------------------
set forth in Section 5.6 hereof.

         1.61     Recent Financial Statements.  "Recent Financial Statements"
                  ---------------------------
has the meaning set forth in Section 5.6 hereof.

         1.62     Shared Assets. "Shared Assets" means those assets and property
                  -------------
of Sellers or an Affiliate of Sellers materially used in the Business, but not used primarily in the Business, all as listed on Schedule 1.62, the disposition or terms of which are treated in the Transitional Services Agreement.

         1.63     Tax Return. "Tax Return" means any return, declaration,
                  ----------
report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto filed or to be filed with any governmental authority in connection with the determination, assessment, collection or administration of any Taxes.

         1.64     Taxes. "Taxes" means all federal, state, local and foreign
                  -----
income, gross receipts, capital stock, franchise, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other taxes of any kind whatsoever, whether computed on a separate or consolidated basis or combined basis including any interest, penalty or addition thereto.

         1.65     Transitional Services Agreement.  "Transitional Services
                  -------------------------------
Agreement" means the transitional services agreement in substantially the form attached hereto as Exhibit 1.65 to be entered into at Closing between Sellers and Buyers.

         1.66     UK Employee Benefit Plan. "UK Employee Benefit Plan" means any
                  ------------------------
welfare benefit plan maintained by Sellers for the UK Employees, including, without limitation, the Air Cargo Equipment (UK) Limited Group Personal Pension Plan established with Legal and General on and from May 1999.

         1.67     UK Lease. "UK Lease" means the lease under which Air Cargo
                  --------
holds the UK Leased Real Estate dated 26 September 1995 made between Strathclyde Regional Counsel and Samuel Groves and Company Limited.

         1.68     UK Leased Real Estate.  "UK Leased Real Estate" means Unit 5,
                  ---------------------
Alpha Park Bevan Way, Smethwick, West Midlands, UK.

     1.69 US Employee Benefit Plan. "US Employee Benefit Plan" means any (i)
          ------------------------
nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan.

     1.70 VAT Act. "VAT Act" means the United Kingdom Value Added Tax Act 1994.
          -------

     1.71 Zero Cases Division. "Zero Cases Division" means the Sellers with
          -------------------
respect to the Business.


                                   ARTICLE II
                                PURCHASE AND SALE

     2.1  Assignment. At the Effective Time, upon the terms and subject to the
          ----------
conditions contained herein, Sellers shall sell, transfer, assign, convey and/or deliver to Buyers (and solely with regard to UK Buyer, with full title guarantee), and Buyers shall purchase from Sellers, all of the Purchased Assets, free and clear of all Liens. The Purchased Assets of APW N.A. shall be acquired by Zero Manufacturing, Inc. and the Purchased Assets of Air Cargo shall be acquired by Zero Cases (UK) Limited.

     2.2  [Reserved]

     2.3  UK Real Estate. The assignment to UK Buyer of the UK Leased Real
          --------------
Estate is subject to Air Cargo obtaining the Consent from the landlord of the UK Leased Real Estate.

          2.3.1 The application for the Consent already made by Sellers to the landlord in relation to the assignment of the UK Lease to the UK Buyer shall be diligently pursued by the Sellers at Sellers' own cost and the Buyers shall provide such information as is reasonably required to provide to support and assist such application.

          2.3.2 (a) Sellers shall supply Buyers' counsel with a copy of any draft Consent forthwith upon receiving it from the landlord's counsel.

          (b) Buyers' counsel shall forthwith return it to Sellers approved subject to any amendments they may reasonably require but it shall be reasonable for Buyers to refuse any requirement for any material increase in the current rent or other material changes in the terms of the UK Lease or any security guarantee or surety (save for the guarantee of the US Buyer) or any rental deposit; provided that the Sellers shall provide any required security rental deposit.

          To the extent that Sellers provide monies to cover the whole or a contribution to any rent deposit required by the landlord of the UK Leased Real Estate pursuant to the provisions of section 2.3.2(b) when the rent deposit or any part of it is repaid to UK Buyer (including any interest received by Buyer), Buyers shall forthwith repay such monies to Sellers together with any interest.

          (c) Sellers shall forthwith return the amended draft Consent to the landlord's counsel and shall forthwith supply copies of any further correspondence or drafts of the Consent received from the landlord's counsel to Buyers' Counsel.

          2.3.3 (a) The UK Buyer shall in the Consent enter into direct covenants with the landlord as from the date of the assignment to perform and observe the covenants on the part of the lessee contained in the UK Lease.

          (b) Air Cargo shall in each Consent enter into such direct covenants as the landlord shall reasonably require and shall procure that APW Electronics Group PLC enters into any such Consent as its guarantor on terms reasonably required by the landlord.

          2.3.4 Notwithstanding anything else in Article II, the parties agree that Sellers shall pay the required deposit and pay any reasonable expenses of third parties in connection with the Consent.

     2.4  Lease Agreements. Sellers (where applicable) and Buyers shall promptly
          ----------------
on being supplied with an engrossment of the agreed form of Consent (or counterpart or duplicate thereof) execute the same as a Deed.

          2.4.1 Sellers will use all reasonable endeavors to obtain the Consent as soon as reasonably possible after Closing.

          2.4.2 Sellers shall pay the reasonable legal and surveyors' costs and legal and surveyors' disbursements (plus VAT save where such VAT is not payable by Sellers provided that Sellers shall use all reasonable endeavors to procure that the landlord of the UK Leased Real Estate bears all VAT where the landlord can recover it) properly charged by the landlord's counsel or surveyors in connection with the Consent.

          2.4.3 The assignment shall be completed within seven business days after the Sellers' counsel has supplied Buyers' counsel with a copy of the completed Consent or on the date of the Consent if mechanics of completing all associated documentation so require and shall be in the form of the relevant draft annexed hereto.

          2.4.4 Sellers shall continue to use all reasonable endeavors to obtain the Consent including making application at the cost of Sellers to a Court of competent jurisdiction for a declaration to the effect that consent is being unreasonably withheld in the event that any application for Consent is refused or is not granted within a reasonable period of time.

          2.4.5 Prior to the completion of the assignment, neither Sellers nor Buyers shall vary or amend or agree or apply to vary or amend the UK Lease or apply for any consent or approval under the UK Lease (other than pursuant to Section 2.3) without the prior consent of the other, but the Seller shall use its reasonable endeavors to complete and deliver to Buyers (a) a Memorandum of rent review under the UK Lease providing for a rental of (Pounds)86,095.19 to be payable after 20 August 2000 and (b) a license for alterations in the forms that have been already signed and copies of which provided to the Buyers.

          2.4.6 Prior to the completion of the assignment, Air Cargo shall at Buyers' reasonable request and Buyers' costs enforce the covenants on the part of the landlord contained in the UK Lease; provided the foregoing shall not release Sellers from their obligations to pay other amounts as set forth in Sections 2.3 - 2.8.

          2.4.7 Until completion of the assignment Air Cargo shall continue to pay all rents and other sums due under the terms of the UK Lease on or before the date due for payment.

          2.4.8 If the Consent to the assignment shall not have been granted within 2 months of the date hereof, this Agreement shall determine without prejudice to the rights of any party in relation to any antecedent breach by another.

     2.5  Breach of the UK Lease. (a) These terms apply where, in relation to
          ----------------------
the UK Real Estate, any of the following occurs on or after the date of this Agreement but before completion of assignment:

                (i) a notice alleging a breach of the terms of a Lease (a "Default Notice"), whether in the form of a schedule of dilapidations or a notice under section 146 of the Law of Property Act 1925, is served;

                (ii) proceedings are commenced in respect of the breach, or alleged breach, of any of the tenant's covenants in the UK Lease including, without limitation, proceedings for forfeiture of the UK Lease, for damages or for an injunction;

                (iii) the landlord forfeits, or purports to forfeit, the UK Lease by peaceable re-entry.

          (b) The Sellers shall forthwith send a copy of the Default Notice or the proceedings to the UK Buyer or shall inform the UK Buyer forthwith of the peaceable re-entry.

          (c) In dealing with the Default Notice, the proceedings or the peaceable re-entry, the Sellers shall have regard to and take into account any representations made by the UK Buyer. In particular, but without limitation, the Sellers shall at their cost:

                (i) take steps to remedy the breach complained of, if it is capable of remedy and where lawfully required in, or as a result of the Default Notice, make compensation in money for the breach;

                (ii) contest the Default Notice if there are grounds for contesting it;

                (iii) where applicable, give a counter-notice claiming the benefit of the Leasehold Property (Repairs) Act 1938; and

                (iv) contest the proceedings and use best endeavors and to obtain relief against forfeiture.

          (d) If the landlord succeeds in enforcing a right of re-entry under the UK Lease, this Agreement shall determine.

     2.6  Prohibited Disposals. From the date of this Agreement until assignment
          --------------------
of the UK Lease or termination of this Agreement (if earlier), the Sellers shall not:

          (a) sell, exchange, let or dispose in any other way of the UK Leased Real Estate or agree to do so or grant any option or right of pre-emption in respect of it; or

          (b) except as set forth in Section 2.4.5, vary, surrender or determine in any way the UK Lease or agree to do so; or

          (c) grant or agree to grant any right over the UK Leased Real Estate in favour of any third party or vary or surrender any right benefiting it.

     2.7  License to Occupy. In the event the Consent to assignment has not been
          -----------------
obtained by Closing:

          2.7.1 As from Closing UK Buyer shall be entitled to enter the UK Leased Real Estate and occupy it as licensee of Air Cargo and Air Cargo shall hold it upon trust for UK Buyer according to the terms of this Agreement.

          2.7.2 Notwithstanding the capacity of UK Buyer as licensee of Air Cargo with respect of the occupation of the UK Leased Real Estate UK Buyer shall carry on business from such UK Leased Real Estate for its own account.

          2.7.3 UK Buyer shall be responsible for and if necessary reimburse Air Cargo within seven days of demand with all rates, water rates, insurance premiums and other outgoings of an annual or recurring nature (apportioned on a day to day basis) and also for all charges for gas and electricity and other services consumed on or supplied to the UK Leased Real Estate insofar as they relate to the period following Closing until completion of the assignment of the UK Lease to UK Buyer.

          2.7.4 UK Buyer shall pay to Air Cargo an amount equal to the rents payable under the UK Lease as and when the rents fall due from Air Cargo (apportioned where necessary) and shall act or conduct itself in such a manner that the covenants (other than for the payment of rent and against alienation without prior consent) on the part of the lessee contained in the UK Lease are fully observed and performed and shall indemnify Air Cargo against the breach, non-observance or non-performance (by UK Buyer after Closing) of those covenants (other than the covenant against alienation without prior consent) provided that the fact that this Section 2.7.4 is expressed not to apply to the covenant against alienation without prior consent shall not permit UK Buyer to breach such covenant otherwise than by its own occupation of the UK Leased Real Estate.

          2.7.5 UK Buyer shall bear as from Closing all tenant's insurable risks attached to the UK Leased Real Estate but on the basis that Sellers or Air Cargo at UK Buyer's request pursue any claim under the terms of the relevant insurance policy (or require the relevant landlord so to do) and shall account to UK Buyer with any insurance proceeds received.

          2.7.6 Where the entry by Buyers into the UK Leased Real Estate as a licensee pursuant to the terms of this Agreement amounts to a breach of covenant pursuant to the terms of the UK Lease and the relevant landlord serves written notice on Air Cargo pursuant to section 146 of the Law of Property Act 1925 requiring such breach to be remedied then Sellers shall forthwith supply a copy of such notice to UK Buyer who shall elect within 28 days of such receipt either to:

          (a) request that Air Cargo shall apply at Sellers' expense to a Court of competent jurisdiction for relief from forfeiture of the UK Lease provided that Air Cargo shall not discontinue any such action without the consent in writing first obtained of UK Buyer; or

          (b) vacate the UK Leased Real Estate within 28 days.

Sellers will indemnify Buyers against all costs, claims and demands arising out of UK Buyer seeking relief from forfeiture of the UK Lease and/or vacating the UK Leased Real Estate including reasonable relocation costs, litigation costs, actual lost profits of the UK Buyer due to business interruption associated with the loss of the UK Lease (which with respect to lost profits shall not exceed $100,000.00) and incremental increases in rent under a new lease with comparable terms.

                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

     3.1   Assumed Liabilities. With effect from the Effective Time, upon the
           -------------------
terms and subject to the conditions contained herein, Buyers shall assume and agree to fully pay, perform and discharge the Assumed Liabilities. Assumed Liabilities of APW N.A. shall be assumed by Zero Manufacturing, Inc. and Assumed Liabilities of Air Cargo shall be assumed by Zero Cases (UK) Limited. Except for the Assumed Liabilities or as provided in an Ancillary Agreement, Buyers shall pursuant to this Agreement assume no past, present or future liabilities or obligations of Sellers.

     3.2  Excluded Liabilities. Except for the Assumed Liabilities, the Buyers
          --------------------
are not assuming or in any way becoming responsible for any liabilities or obligations of Sellers or the Zero Cases Division (whether reduced to judgment, liquidated, fixed, contingent, matured, legal or equitable), including, without limitation, the Excluded Liabilities.

                                   ARTICLE IV
                        PURCHASE PRICE; MANNER OF PAYMENT

     4.1  Amount; Allocation. As consideration for the Purchased Assets, at the
          ------------------
Effective Time the Buyers will assume the Assumed Liabilities as provided in
Article III and at Closing Buyers will pay in cash an amount equal to the Purchase Price, payable in the manner set forth in Section 4.2.

     4.2  Method of Payment. The Buyers shall pay (a) the Escrow Deposit to the
          -----------------
Escrow Agent to be held under Escrow Agreement and (b) the remaining $21,000,000 of the Purchase Price, as the same may be adjusted pursuant to other Sections of this Agreement, to the Sellers. All payments pursuant to this Article IV shall be made by certified or bank cashier's check or, at the option of Sellers, by wire transfer of immediately available funds to an account or accounts designated by Sellers.

     4.3  Allocation of Purchase Price. The Purchase Price will be allocated
          ----------------------------
between (1) those Purchased Assets purchased by US Buyer from APW N.A. and (2) those Purchased Assets purchased by UK Buyer from Air Cargo, in each case, in the manner set forth on Schedule 4.3 attached hereto. Sellers shall be responsible for determining and preparing an allocation of the Purchase Price (and the Assumed Liabilities and all other costs which may be capitalized) among the Purchased Assets in accordance with Schedule 4.3 attached hereto and Code ss.1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate) (the "Allocation") and shall submit
                                                   ----------
such Allocation to Buyers for their consent, which consent shall not be unreasonably withheld; provided that, if Buyers do not object within 15 days
                       -------------
after their receipt of the Allocation from Sellers, such Allocation shall be treated as the agreed final Allocation. If Buyers object in good faith to the Allocation by delivering written notice to Sellers within 15 days after Buyers' receipt thereof, Buyers and Sellers shall work in good faith and shall use their best efforts to agree to a mutually agreed Allocation; provided that, if Buyers
                                                       --------
and Sellers cannot, within such 15 days, agree on a mutually agreed Allocation, all items of such Allocation on which the parties do not mutually agree shall be submitted to the Expert for resolution within 10 days of submission thereto, which resolution shall be made based solely upon the submissions made by Buyers and Sellers, and not upon an independent determination by the Expert, and the costs and expenses of the Expert shall be split equally among Buyers and Sellers. Buyers and Sellers and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the allocation set forth on
Schedule 4.3. Buyers shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Sellers may reasonably request to prepare such Allocation. Neither Buyers nor Sellers shall take any position (whether in audits, tax returns or otherwise) which is inconsistent with the agreed or Expert-determined Allocation unless required to do so by applicable law.

     4.4  Working Capital Adjustments. The Purchase Price shall be decreased
          ---------------------------
dollar for dollar, to the extent by which current assets that are part of the Purchased Assets (excluding cash) less the sum of current liabilities that are part of the Assumed Liabilities (excluding cash) ("Working Capital"), in each case, as reflected on the Closing Balance Sheet of the Business prepared pursuant to the procedures outlined in this Section as of the Effective Time (as finally determined, the "Closing Balance Sheet") is less than $5,880,129 (the "Working Capital Adjustment"). On the Closing Date or another mutually agreed upon date, the employees of the Zero Cases Division shall conduct a physical inventory to be jointly observed by the parties' respective accounting firms or other designated representatives. The parties shall agree on an estimate of the Working Capital Adjustment at Closing based upon the Working Capital from the preliminary balance sheet for the Business for the month ending as of January 31, 2002 (the "Working Capital Estimate") which shall contain appropriate reserves for the Martike and Dolch matters. An initial estimated Working Capital Adjustment to the Purchase Price shall be made at Closing (the "Estimated Working Capital Adjustment") equal to the amount, if any, by which the Working Capital Estimate is less than $5,880,129. In order to address the proper level of working capital for the Business, the Purchase Price shall be subject to a one-time downward adjustment at Closing of $115,000, regardless of, and without effect to, any Working Capital Adjustment.

     As promptly as practicable, and in any event no more than forty-five (45) days after Closing, Sellers shall prepare and deliver a draft Closing Balance Sheet with certification by APW Ltd.'s Chief Financial Officer or another APW Ltd. officer. The draft Closing Balance Sheet (a) shall be prepared from and consistent with the books and records of the Business; and (b) shall be prepared on a basis consistent with the Agreed Accounting Principles. The draft Closing Balance Sheet shall be conclusive and binding on all parties unless Buyers deliver to Sellers a notice specifying in reasonable detail the respects to which they object within forty-five (45) days of Buyers' receipt of the draft Closing Balance Sheet calculation. If Buyers deliver an objection notice, the parties shall negotiate among themselves for fifteen (15) days to resolve such objections. If no resolution can be reached, then Buyers and Sellers shall jointly submit objections to Ernst & Young or another mutually agreeable big five accounting firm if Ernst & Young is unable to act (the "Expert") which, acting as an expert and not as an arbitrator, shall report on its decision within thirty (30) days of its acceptance of such submission. If a party fails to submit objections to the Expert within 20 days after the acceptance of the Expert to its position and following expiration of the 15-day negotiation period, then the Expert shall rule in favor of the party who has submitted objections. A decision of the Expert shall be conclusive and binding on all the parties. The costs and expenses of the Expert shall be allocated among Buyers and Sellers based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

     No later than the third business day following the first to occur of (i) Buyers accepting in writing Sellers' certified draft Closing Balance Sheet, (ii) Buyers' failure to object in writing to Sellers' certified draft Closing Balance Sheet within forty-five (45) days of receipt of such certified draft Closing Balance Sheet, or (iii) the decision of the Expert, the following shall occur: if the Working Capital Adjustment after taking into account the impact of the Estimated Working Capital Adjustment at the Closing is a decrease, the Sellers shall pay to Buyers the net amount of such decrease, such payment to be treated as a reduction in and reimbursement of the Purchase Price or, if an increase then Buyers shall pay the Sellers the net amount of such increase, (but only up to the amount of the Estimated Working Capital Adjustment, if any) such payment to be treated as an increase in Purchase Price. All payments made by Sellers or Buyers pursuant to the Working Capital Adjustment procedure shall carry interest at 7% from the Closing Date and shall be made in cash by wire transfer of same day funds or in other immediately available funds to an account or accounts designated by the party entitled to the funds.

     4.5  Release of Escrow Deposit. In the event Sellers successfully complete
          -------------------------
a recapitalization resulting in reduction of indebtedness for borrowed money of not less than $250,000,000, the Sellers shall be entitled to request that Buyers consent to the release of the Escrow Deposit, which consent shall not be unreasonably withheld so long as Buyers reasonably believe, based upon their review of the financial statements (including balance sheet , income statement and statement of cash flows), that Buyers would not be materially impaired by the release of the Escrow Deposit. If such consent is granted, Buyers and Sellers shall jointly notify the Escrow Agent to release any undisbursed funds from the Escrow Deposit to Sellers.

     For clarification the release of the Escrow Deposit does not affect any parties' indemnification obligations under Article X hereof.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, jointly and severally, represent and warrant to Buyers on the date hereof and as of Closing as follows:

     Any disclosure or exception to a representation or warranty listed on a Disclosure Schedule shall only qualify the specific section of the particular representation or warranty referenced in such Disclosure Schedule provided that no disclosure or exception shall be interpreted any more broadly or more limiting than the particularity with which such disclosure or exception is described. Terms used in the Disclosure Schedule and not otherwise defined therein have the same meanings as set forth in this Agreement. The Disclosure Schedule shall not vary or change the literal meaning of the representations and warranties of Sellers in this Agreement, other than creating specific exceptions thereto.

     5.1  Organization. Each of APW N.A. and Air Cargo is a corporation or
          ------------
company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Sellers have all requisite corporate power and corporate authority to carry on the Business as it is now being conducted and to own and lease the properties and assets of the Zero Cases Division it now owns and leases.

     5.2  Authorization. Sellers have full corporate power and authority to
          -------------
execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations hereunder and thereunder. This Agreement and, upon their execution, the Ancillary Documents, constitute the valid and legally binding obligations of the Sellers, enforceable in accordance with their respective terms and conditions. Sellers are not required to give any notice to or make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

     5.3  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(A) to the Knowledge of Sellers violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers are subject, (B) violate any provision of the charters or bylaws of Sellers or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party in relation to the Business or any of the Purchased Assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect.

     5.4  Brokers' Fees. Except for Stephens & Partners, LLC, Sellers have no
          -------------
liability or obligation to pay any fees or commissions to any broker, finder, or agent.

     5.5  Title to Tangible Assets. Sellers have good and marketable title to
          ------------------------
the Purchased Assets, and the right to use, the other tangible assets they use in the conduct of the Business of the Zero Cases Division, including all of the Shared Assets.

     5.6  Financial Statements. Attached hereto as Schedule 5.6 are the
          --------------------
following financial statements (collectively the "Financial Statements"): (i) unaudited consolidated balance sheets and statements of income of the Zero Cases Division as of and for the fiscal years ended August 31, 1999, August 31, 2000, and August 31, 2001; and (ii) an unaudited consolidated balance sheet and statement of income of the Zero Cases Division (the "Recent Financial Statements") as of and for the four months ended December 31, 2001. The Financial Statements are consistent with the books and records of the Zero Cases Division and have been prepared substantially in accordance with GAAP and those principles and practices described on Schedule 5.6 applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Zero Cases Division as of such dates, except as set forth in
Schedule 5.6 of the Disclosure Schedule. The unaudited consolidated balance sheet of the Zero Cases Division as of December 31, 2001 is referred to herein as the "Recent Balance Sheet."

     5.7  Accounts Receivable. All Accounts Receivable of the Zero Cases
          -------------------
Division are reflected properly on its books and records, and arose in the Ordinary Course of Business, subject only to the reserve for bad debts set forth on the face of the Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the Agreed Accounting Principles which reserve is also reflected properly on the Zero Cases Division's books and records in accordance with Agreed Accounting Principles.

     5.8  Inventory. The Inventory is of satisfactory quality and saleable in
          ---------
the Ordinary Course of Business, subject to the reserves for obsolete and excess inventories in accordance with Agreed Accounting Principles and such Inventory and reserves are reflected properly on the Zero Cases Division's books and records in accordance with Agreed Accounting Principles.

     5.9  Condition of Equipment; Location of Assets. A correct and complete
          ------------------------------------------
list of all items of Fixed Assets owned by the Zero Cases Division (or leased by the Zero Cases Division and capitalized on the Zero Cases Division's books) as of the date of the Recent Balance Sheet, showing the original cost, accumulated depreciation thereof and date acquired has been delivered to Buyers. The Fixed Assets are in good operating condition (normal wear and tear excepted) and to the Knowledge of Sellers there are no material defects in connection therewith. All of the tangible Purchased Assets (excluding Inventory and vehicles in transit and assets used by Employees at home offices) are located at the Leased Real Estate except as set forth on Schedule 5.9.

     5.10 Leased Real Estate.
          ------------------

          (a) Except for the Leased Real Estate, Sellers are not parties to any lease or other agreement (whether oral or written) relating to or affecting real estate used exclusively by the Zero Cases Division nor do they have any interest therein. Schedule 5.10 contains copies of the Real Estate Leases, which copies are correct and complete. The Real Estate Leases are in full force and effect, and valid and binding, without existing material defaults, disputes or subleases, and the Sellers are in material compliance with the terms thereof. The Leased Real Estate constitutes all of the real property used by Sellers in the Business.

          (b) To the Knowledge of Sellers, (i) the operation of the Leased Real Estate and the conduct by Sellers of the Business do not violate any zoning, building, use or other similar statute, ordinance or regulation of any governmental authority and (ii) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration under either of the Real Property Leases.

          (c) Neither the whole nor any portion of the Leased Real Estate has been condemned, requisitioned or otherwise taken by any public authority, no written notice of such condemnation, requisition or taking has been served upon Sellers, and to Sellers' Knowledge, no such condemnation, requisition or taking is threatened or contemplated.

          (d) No public improvements have been commenced and to Sellers' Knowledge no public improvements are planned which may result in special assessments against the Leased Real Estate.

          (e) To the Knowledge of Sellers, the Leased Real Estate is not located in a flood plain, wetlands or lakeshore erosion area within the meaning of any Law.

          (f) There is vehicular access to and from public highways and roads to the Leased Real Estate.

          (g) All water, sewer, gas, electric, telephone and drainage facilities are available to and located in a capacity so as to adequately serve the Leased Real Estate in a manner consistent with the normal operation of the Business.

     5.11 Absence of Certain Changes or Events. Since August 31, 2001, the
          ------------------------------------
Business has been conducted in the Ordinary Course of Business, and, without limiting the foregoing, and except as set forth on Schedule 5.11: (a) there has not been any Material Adverse Change in the assets, condition, results of operations, operation or trading of the Business; (b) the Zero Cases Division has not waived or permitted to lapse any rights which are material to the Business; (c) the Zero Cases Division has not granted any material increase in the wages, salaries or bonuses or other compensation of any of the Employees except for customary increases in the Ordinary Course of Business; (d) there has not been any damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has a Material Adverse Effect; (e) no agreement material to the Business or the Purchased Assets has been terminated or expired (other than pursuant to the passage of time); (f) the Zero Cases Division has not made any material change in any method of accounting or accounting practice; (g) Sellers have not entered into any material transactions or agreements for the Zero Cases Division outside the Ordinary Course of Business; (h) the Zero Cases Division has not accelerated the collection of Accounts Receivable or the shipment of Inventory; and (i) the Zero Cases Division has not disposed of any material item of Fixed Assets or any Intellectual Property.

     5.12 Contracts. Schedule 5.12 lists the following contracts and other
          ---------
agreements to which Sellers are a party and which relate to the Zero Cases
Division:

          (a) any agreement concerning a partnership or joint venture;

          (b) any material agreement with any Affiliate of Sellers;

          (c) any collective bargaining agreement;

          (d) any contract or purchase order of the Business with a dollar value in excess of $100,000;

          (e) any contract which contains restrictive covenants placed on the Zero Cases Division;

          (f) any contract relating to the licensing of Intellectual Property or royalty provisions by each Seller to a third party or by a third party to each Seller and all other agreements affecting each Seller's ability to use or dispose of any Intellectual Property;

          (g) any contract that relates to the handling or disposal of hazardous materials;

          (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing material severance; and

          (i) any arrangement, agreement or contract of or with Affiliates under which the Zero Cases Division receives benefits or incurs obligations.

The Sellers have delivered to the Buyers a correct and complete copy of each written agreement listed in Schedule 5.12 and a summary of each material unwritten agreement. With respect to each such agreement (a) the agreement is a valid, binding and enforceable agreement of each party thereto, and in full force and effect in all material respects subject to the effect of any applicable bankruptcy or similar laws affecting creditors' or indemnification rights generally; (b) to Sellers' Knowledge, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration under the agreement; and (c) no party has given notice to Sellers that it has repudiated any material provision of the agreement. Except as set forth in Schedule 5.12, no approval or consent of any Person is needed for any such agreement to continue to be in full force and effect.

     5.13 Legal Compliance. Since January 1, 1999, the Zero Cases Division has
          ----------------
complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.
Schedule 5.13 contains a listing of all notices of violations received by the Zero Cases Division since January 1, 1999.

     5.14 Tax Matters.
          -----------

          (a) Since January 1, 1999, the Zero Cases Division has filed all Tax Returns that it was required to file. Each Tax Return has been prepared in compliance with all applicable laws and regulations, and each Tax Return is true and accurate in all material respects. All Taxes due and payable by the Zero Cases Division have been paid. The Zero Cases Division has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. The unpaid Taxes of the Zero Cases Division (A) did not, as of December 31, 2001, exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Recent Balance Sheet (as adjusted according to Agreed Accounting Principles through the Closing Date) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Zero Cases Division in filing their Tax Returns.

          (b) The Zero Cases Division is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Taxing authority in a jurisdiction where the Zero Cases Division does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Purchased Assets;

          (c) There is no dispute or claim concerning any Tax liability of the Zero Cases Division either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Sellers has Knowledge of. The Zero Cases Division has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Zero Cases Division has not been a United States real property holding corporation within the meaning of Code
(S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii). The Zero Cases Division is not a party to any Tax allocation or sharing agreement.

     5.15 UK Tax Reps.
          -----------

          (a) The UK Seller is not involved in any dispute with the Inland Revenue, HM Customs & Excise or other fiscal authority concerning any matter which could affect the Business or any of the Purchased Assets in any way.

          (b) There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to any of the Purchased Assets and the Purchased Assets are not subject to an Inland Revenue Charge as mentioned in section 237 of the Inheritance Tax Act 1984.

          (c) No person is liable for capital transfer tax or inheritance tax arising as a result of death, failure to pay taxation or a transfer of value occurring on or before the date hereof and attributable to the value of any of the Purchased Assets and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a termination charge on any of the Purchased Assets as mentioned in section 212 of the Inheritance Tax Act 1984.

          (d) No security has been given over any of the Purchased Assets in favour of the Commissioners of Customs and Excise under the provisions of paragraph 4 of schedule 11 to the Value Added Tax Act 1994.

          (e) None of the Purchased Assets is a capital item the input tax on which may be subject to adjustment under part XV of the Value Added Tax (General) Regulations 1995.

          (f) All documents in the possession or under the control of the Sellers or to the production of which the Sellers are entitled which are necessary to establish the title of the Sellers to any assets relating to the Business and which attract stamp duty in the United Kingdom or elsewhere have been properly stamped.

     5.16 Intellectual Property.
          ---------------------

          (a) The Sellers have not infringed, misappropriated or otherwise violated, and the operation of the Business and affairs of the Zero Cases Division in the manner operated as of the Effective Time does not, has not and will not rely or depend upon the interference with, infringement upon, misappropriation of, or violation of any trade secrets or technical know how of third parties in any material respect or, to the Knowledge of Sellers, any other intellectual property of third parties in any material respect. To the Knowledge of Sellers, no third party is interfering with, infringing upon, misappropriating, or violating any Company Intellectual Property.

          (b) Schedule 5.16(b) identifies the following, all of which are used primarily in the Business: (i) patented or registered Company Intellectual Property, (ii) pending patent applications or other applications for registration of Company Intellectual Property, (iii) material licenses, agreements, or other permissions which Sellers have granted to any third party, or which any third party has granted to any Seller, with respect to any Company Intellectual Property (together with any exceptions), (iv) each material tradename, doing business as name, or unregistered trademark and (v) and all other material Company Intellectual Property.

          (c)  With respect to the Company Intellectual Property:

               (i) Sellers possess all right, title, and interest in and to, or have a valid and enforceable license to use pursuant to a written agreement set forth on Schedule 5.12 or Schedule 5.16(b), as the case may be, the Company Intellectual Property, free and clear of any Lien;

               (ii) the Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the validity, enforceability, or ownership of the Company Intellectual Property.

          (d) The Sellers have delivered to the Buyers correct and complete copies of all material licenses, sublicenses, agreements, and permissions (as amended to date) granted to any Seller and used primarily in the Business. With respect to each such material license, sublicense, agreement, and permission (as amended to date) primarily used in the Business:

               (i) the license, sublicense, agreement, or permission is in full force and effect in all material respects;

               (ii) neither of the Sellers are in material breach or default of any such license, sublicense, agreement, or permission which would entitle the licensee(s) or licensor(s) thereunder to terminate such license, etc. and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; and

               (iii) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof.

          (e) Immediately after the Closing, Buyers shall own or have the right to use the Company Intellectual Property on the same terms and conditions as Sellers owned and used such Company Intellectual Property in the conduct of the Business immediately prior to the Closing.

     5.17 Litigation. Schedule 5.17 sets forth each instance in which the Zero
          ----------
Cases Division as of the date hereof (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge; (ii) is or was a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction; or (iii) is threatened to be made a party to any action, suit, proceeding, hearing or investigation of such sort, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect. Schedule 5.17 also contains a listing of litigation or material matters with respect to which litigation was threatened involving the Zero Cases Division since January 1, 1999.

     5.18 Employee Benefits. Schedule 5.18 lists each US Employee Benefit Plan
          -----------------
and each UK Employee Benefit Plan (in each case, in respect of the Employees) and any other material plan, policy or arrangement for the benefit of any Employee that the Sellers maintain or to which they contribute or with respect to which the Sellers or the Zero Cases Division has any liability or potential liability (each such plan which is a US Employee Benefit Plan, a "Seller US Plan" or collectively, the "Seller US Plans" and each such plan which is a "UK Employee Benefit Plan," a "Seller UK Plan" or collectively, the "Seller UK Plans").

          (a) To the Knowledge of Sellers, each Seller US Plan (and each related trust, insurance contract, or fund as appropriate) complies in form and in operation in all respects with its terms and the applicable requirements of ERISA, the Code and any other applicable law, except where the failure to comply would not have a Material Adverse Effect.

          (b) All required contributions (including all employer contributions and employee salary reduction contributions) for all periods ending prior to or as of the Closing Date have been paid to each Seller US Plan and each Seller UK Plan or are accrued.

          (c) Each Seller US Plan which is an Employee Pension Benefit Plan that is intended to be a qualified plan and meet the requirements of Code (S)401(a) has received a determination letter from the Internal Revenue Service to the effect that it is so qualified and meets the requirements of Code (S)401(a) or is within the remedial amendment period for requesting a determination letter.

          (d) As of the last day of the most recent prior plan year, the market value of assets under each Seller US Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of vested and nonvested liabilities thereunder (determined in accordance with the PBGC methods, factors and assumptions applicable to a defined benefit pension plan termination on such date). No Seller US Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA (S)302 or Code
(S)412, whether or not waived. No liability to the PBGC has been incurred by any of the Sellers with respect to any Seller US Plan, and the PBGC has not threatened the termination of any Seller US Plan. None of the Sellers or any ERISA Affiliates has incurred or could incur any liability under Title IV of ERISA that could become a liability of Buyers.

          (e) Each Seller US Plan which is an Employee Welfare Benefit Plan subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Code

(S)4980B ("COBRA") has been administered in material compliance with such requirements, and none of the Sellers or any ERISA Affiliates has any liability under COBRA that could become a liability of Buyers. None of the Sellers has any obligation (under any Seller US Plan or otherwise) to provide medical, health, life insurance or other welfare-type benefits for current or future retired or terminated Employees (except for limited continued medical benefit coverage required to be provided under COBRA or as required under applicable state law).

          (f) None of the Sellers or any ERISA Affiliates contributes to or is currently obligated to contribute to a Multiemployer Plan, and none of the Sellers nor any ERISA Affiliates have any actual or potential liability to or with respect to a Multiemployer Plan.

          (g) Other than the UK Employee Benefit Plans, the Sellers have no liability to make payment to or any obligation in relation to any "occupational pension scheme" or any "personal pension scheme" (both terms as defined in section 1 of the UK Pension Schemes Act 1993). Each Seller UK Plan is in compliance in all material respects with all laws applicable thereto and the respective requirements of such Seller UK Plan document, and no Seller UK Plan has any unfunded liabilities.

          (h) Sellers have provided Buyers with true and complete copies of all documents pursuant to which the Seller US Plans and the Seller UK Plans are maintained, funded and administered.

     5.19 Environmental, Health, and Safety Laws.
          --------------------------------------

          (a) The Zero Cases Division (i) is in compliance, and since January 1, 1999 has been in compliance, with the Environmental, Health, and Safety Laws in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them during this period alleging any such failure to comply), (ii) has obtained and is in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under the Environmental, Health, and Safety Laws, and (iii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws.

          (b) To the Knowledge of Sellers, the Zero Cases Division has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (c) Sellers have provided to Buyers copies of all written environmental audits, assessments and reviews of the Business in their custody and control that have occurred in the past five (5) years.

     5.20 Licenses and Permits. The Licenses and Permits set forth on Schedule
          --------------------
5.20 include all material licenses, permits, approvals and certifications of all governmental, regulatory and certification organizations which are required for the ownership of the Purchased Assets or the conduct of the Business as it is presently being conducted.

     5.21 All Necessary Assets. The Purchased Assets include all of the rights,
          --------------------
properties and assets, tangible and intangible, necessary to permit Buyers to conduct the Business in all material respects in the same manner as the Business has been conducted by the Zero Cases Division prior to Closing except for the Excluded Assets. The Shared Assets Schedule 1.62 lists those assets of Sellers or their affiliates materially used in the Business, but not used primarily in the Business.

     5.22 Undisclosed Liabilities. Sellers have no material liabilities (whether
          -----------------------
absolute or contingent, whether accrued or unaccrued), except for (i) liabilities set forth in the Recent Financial Statements and (ii) liabilities that have arisen after the most Recent Financial Statements in the Ordinary Course of Business (none of which relate to breach of contract, product liability, tort or infringement, litigation or environmental liabilities).

     5.23 Affiliate Transactions. Sellers have not been involved in any material
          ----------------------
business arrangement or relationship with any Affiliate of Sellers within the past twelve (12) months related to the Business or the Purchased Assets or Assumed Liabilities except for those listed on Schedule 5.23 attached hereto.

     5.24 Product Warranty. All of the products manufactured, sold and delivered
          ----------------
by the Zero Cases Division have conformed with all applicable contractual commitments and all express and implied warranties, and the Zero Cases Division does not have any liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Recent Financial Statements. All of the products manufactured, sold and delivered by the Zero Cases Division are subject to standard terms and conditions of sale except as modified by the terms of the Assumed Contracts.
Schedule 5.24 includes copies of the standard terms and conditions of sale sought by the Zero Cases Division (containing applicable guaranty, warranty, and indemnity provisions).

     5.25 Labor and Employee Matters. To the Knowledge of Sellers, no executive,
          --------------------------
key employee, or significant group of employees has indicated an intention to terminate employment with the Zero Cases Division during the next 12 months and no labor organization or group of employees has filed any representation petition or made any written or, to the Knowledge of Sellers, oral demand for recognition. The Zero Cases Division is not a party or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Those terms and conditions of employment set out (or referred to) in paragraphs 3 to 7 inclusive of Schedule 5.12, paragraphs 2, 3, 4, 5, 6 and 10 of Schedule 5.18 and paragraph 1 of Schedule 5.25 (including the documents referred to in such Schedules) are the material terms and conditions governing the employment of the UK Employees.

     5.26 Top Customers and Suppliers. Schedule 5.26 contains a listing of the
          ---------------------------
top 10 customers and top 10 suppliers of the Zero Cases Division as of the Closing Date based on commitments to the Sellers outstanding on that date. Since the date of the Recent Balance Sheet, no material supplier to the Business has indicated that to the Sellers it will stop or materially decrease the rate of supplying materials, products or services to the Zero Cases Division, and no material customer has indicated to the Sellers that it shall stop or materially decrease the rate of buying materials, products or services from the Business.

     5.27 Solvency; Fraudulent Conveyance. Each of the Sellers and APW Ltd. is
          -------------------------------
and immediately after the Closing will be considered solvent under each entity's applicable corporate law of the appropriate place of incorporation. Furthermore, the completion of the transactions contemplated in this Agreement, will not constitute a fraudulent conveyance under any applicable law. Sellers represent that, in light of the terms of this Agreement and the Ancillary Agreements and the circumstances involved in the negotiation, execution, and delivery of this transaction, Sellers are receiving reasonably equivalent value for the Purchased Assets and the Assumed Liabilities and for any obligations Sellers are incurring in connection with this transaction. Sellers further represent that, as of the Closing Date and after giving effect thereto, (a) the transfer of the Purchased Assets, and any obligations which Sellers are incurring to Buyers in connection therewith, are not made with the intent to hinder, delay, or defraud any entity to which Sellers were or will become, on or after the Closing Date, indebted,
(b) Sellers were not engaged in a business or a transaction, or about to engage in a business or transaction, for which any property remaining with the Sellers was an unreasonably amount of small capital, and (c) Sellers did not intend to incur, or believe that it would incur, debts that would be beyond its ability to pay as such debts matured. Sellers have consulted with their own financial advisers, including, without limitation, Houlihan Lokey Howard & Zukin Capital, which are not officers, employees, or Affiliates of Sellers, in entering into this transaction, and Sellers are not relying on any financial, legal or other advice of Buyers in making Sellers' determination to enter into the transaction. Sellers acknowledge that Buyers are not Affiliates of Sellers and that the Agreement and the Ancillary Agreements have been negotiated on an arms-length basis among the parties.

     5.28 Foreign Authorized Agents. Schedule 5.12 sets forth the only
          -------------------------
authorized agents, distributors or sales representatives of Zero Cases Division operated by Air Cargo outside the United States and the terms listed therein accurately set out certain material terms of their respective engagements. To Sellers' Knowledge, no other party holds themselves out as being an agent, distributor or sales representative, of the Zero Cases Division operated by Air Cargo outside of the United States.

     5.29 VAT Elections. In relation to the UK Leased Real Estate, no election
          -------------
has been made or agreed to be made under Schedule 10 of the VAT Act by (i) Sellers or (ii) any person who, in relation to Seller, is a relevant associate as defined in paragraph 3(7) of Schedule 10 in respect of any of the UK Leased Real Estate.

     5.30 No U.K. Liens. The Purchased Assets which are to be sold by Air Cargo
          -------------
to the UK Buyer under this Agreement are legally and beneficially owned by Air Cargo free from any Lien.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

     Buyers, jointly and severally, hereby represent and warrant to Sellers on the date and as of Closing hereof as follows:

     6.1  Organization of the Buyers. Each of the Buyers is a corporation duly
          --------------------------
incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     6.2  Authorization of Transaction. Each of the Buyers has full corporate
          ----------------------------
power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations thereunder. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Buyers, enforceable in accordance with its terms and conditions. The Buyers are not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

     6.3  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(A) to the Knowledge of Buyers violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyers are subject or (B) violate any provision of its charter or bylaws or (C) to the Knowledge of Buyers conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyers are a party or by which it is bound or to which any of its assets is subject.

     6.4  Brokers' Fees. The Buyers have no liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

     6.5  International Merger Notification. Buyers represent and warrant that
          ---------------------------------
they have provided Sellers with reliable and accurate international sales (and financial turnover) numbers set forth on Schedule 6.5.

                                   ARTICLE VII
                                    COVENANTS

     7.1 Full Access. After the Closing, Buyers will cooperate with Sellers and
         -----------
make the Books and Records reasonably available to Sellers or their representatives in connection with income tax matters and the preparation of accounts and financial statements affecting Sellers and relating to any period on or prior to the Closing. After the Effective Time, the Sellers shall provide Buyers with access as reasonably required by Buyers in order to operate the Business or enforce their rights under this Agreement to any books and records of Sellers which relate to the Business, but which are not part of the Books and Records. Such availability includes the right to make copies of documents with the cost to be borne by the copier unless the request exceeds 1,000 pages in which case the requesting party shall bear all reasonable copying costs.

     7.2 Confidentiality. The Buyers and the Sellers will hold in confidence all
         ---------------
Confidential Information received from the other party, including all documents and information and the subject matter of any confidential Intellectual Property within its possession or control, and will not use any such received Confidential Information except in connection with the Business or the Agreement, provided that if this Agreement is terminated for any reason whatsoever, the receiving party will return to the disclosing party all received Confidential Information in whatever form which is in its possession and make no further use of any such information. The obligations of confidentiality and non-use set forth herein do not apply to information which was previously known by the receiving party, in the public domain through no fault of the receiving party, disclosed to the receiving party by a third party having no confidentiality obligation to the disclosing party, or required by law, regulation, the sales of any applicable securities exchange or court order to be disclosed, provided nothing shall prohibit Sellers from arranging insurance to support the representations and warranties and providing information to the insurers and their agents.

     7.3 Notices and Consents. Sellers will give any notices to third parties,
         --------------------
and will use their commercially reasonable efforts to obtain any third party consents, that the Buyers reasonably may request in connection with the matters referred to in Section 5.3 above and that are reasonably necessary to implement this Agreement. Each of the parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any such consents. Without limiting the generality of the foregoing, each of the parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its commercially reasonable efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     7.4 Non-Assignable Real Estate Leases, Contracts, Licenses and Permits
         ------------------------------------------------------------------

         7.4.1 Sellers shall use their commercially reasonable efforts to obtain and deliver to Buyers at or prior to the Closing such consents as are required, or are reasonably requested by Buyers as being necessary, to allow the transfer (by way of assignment, novation, sublicensing or otherwise) by Sellers to Buyers of Sellers' right, title and interest in, to and under any of the agreements, licenses or permits intended to be Assumed Contracts, Real Estate Leases and/or Licenses and Permits, all of which are collectively referred to as the "Relevant Contracts"; provided however, Sellers shall not be required to pay any amounts or incur any liabilities in so obtaining and delivering such consents which are not called for pursuant to the terms of such Relevant Contract. To the extent any Relevant Contract is not capable of being assigned, transferred, novated, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party (including a governmental or regulatory body), or if such assignment, transfer, novation, sublease or sublicense or attempted assignment, transfer, novation, sublease or sublicense would constitute a breach thereof or a violation of any Law, this Agreement shall not constitute an assignment, transfer, novation, sublease or sublicense thereof, or an attempted assignment, transfer, novation, sublease or sublicense thereof until such consent or waiver is obtained.

         7.4.2 To the extent that such consents and waivers are not obtained by Sellers prior to the Closing and Buyers shall elect to close (in the case of required consents), Sellers shall continue to use commercially reasonable best efforts to obtain such consents and waivers, but until such time, Sellers and Buyers shall use their commercially reasonable efforts to establish arrangements, at each party's respective cost, that are reasonable and lawful as to both Sellers and Buyers, and which do not breach the terms of the Relevant Contracts and which provide the benefits to the Buyers and cause the Buyers to undertake the risks and assume the burdens (to the extent they are Assumed Liabilities) of the Relevant Contracts and Sellers shall not take any economically unreasonable actions or omission which would result in the termination of such Relevant Contracts or otherwise deny the Buyers the benefits of such Contracts, without Buyers' consent.

         7.4.3 After Closing and until each Relevant Contract is assigned (with consent where required) or novated to the relevant Buyer, the Sellers shall, to the extent to do so would not constitute a breach of the terms of the applicable Relevant Contract, permit the performance by the relevant Buyer of all relevant obligations under and in accordance with the terms of the Relevant Contract and the Buyers shall indemnify the Sellers against each loss, liability and reasonable cost incurred or suffered by any Seller as a result of any failure by the Buyers to perform Buyers' obligations pursuant to this paragraph relating to or arising under any Relevant Contract.

         7.4.4 To the extent that such consents and waivers are obtained by Sellers after the Closing with respect to a particular Relevant Contract, then upon delivery of such consent to Buyers, such Relevant Contract shall be assigned by Sellers to Buyers and shall be an Assumed Contract.

     7.5  Publicity. Each party will consult with the other party prior to
          ---------
issuing any press release or otherwise making any public statement containing any Confidential Information or otherwise relating or referring to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement without the consent of the other party, except as required by law or by the rules of an applicable stock exchange.

     7.6  Covenant to Satisfy Conditions. Sellers and Buyers will use their
          ------------------------------
respective commercially reasonable efforts to ensure that the conditions set forth in Articles VIII (excluding Section 8.8) and IX, respectively, which are required to be satisfied by Buyers and Sellers are satisfied, including without limitation the deliveries provided for therein.

     7.7  Further Assurances. Each party will execute such further documents and
          ------------------
perform such further acts as may be reasonably necessary to implement this Agreement, unless such constituted an obligation of the other party hereunder.

     7.8  Reporting. Following the Closing, each party will file all income and
          ---------
other tax returns and reports, including IRS Form 8594 as required by Section 1060 of the Code, consistent with the allocation of the purchase price set forth on Schedule 4.3. Prior to filing Form 8594, such party shall send a copy of its proposed Form 8594 to the other party and permit the other party at least ten
(10) business days to review and approve the same, such approval not to be unreasonably withheld. Any failure to give notice of disapproval within such ten
(10) day period shall be deemed to be approval.

     7.9  Accounts Receivable. If, following the Closing, any payment of any
          -------------------
Accounts Receivable purchased by Buyers is made to Sellers or any of Sellers' Affiliates, Sellers will within two (2) business days remit such payment to Buyers and, if such payment is in the form of a check, such check shall be endorsed and delivered to Buyers by Sellers within two (2) business days after receipt thereof.

     7.10 Unemployment Compensation. Sellers shall, upon the request of Buyers,
          -------------------------
cooperate with Buyers in any efforts by Buyers to obtain the transfer of the Zero Cases Division's unemployment compensation account applicable to Employees (other than Employees of the Birmingham (UK) facility) hired by Buyers, to the extent Buyers are legally permitted and elects to receive such a transfer. In connection therewith, Sellers will execute such documents as Buyers may reasonably request in order to effectuate such transfers.

     7.11 Employees.
          ---------

          (a) With respect to Employees of the North Salt Lake (US) facility and the territorial managers located in Massachusetts, California and Texas, Buyers will initially offer employment to substantially all Employees other than those listed on Schedule 7.11 as of the Closing. Employees who accept such offer of employment from the Buyers shall be referred to herein as "Transferred Employees". Buyers will initially provide Transferred Employees with employee benefits which are substantially the same in the aggregate as Sellers provided immediately before Closing. Nothing herein is intended to alter, and it does not alter, the at-will employment relationship between Buyers and any Transferred Employee, and, consistent with such relationship, Buyers shall not be limited, except by applicable Laws, in their ability to terminate the employment of any Transferred Employee at any time, for any reason, including without cause.

          Notwithstanding any other provision of this Agreement, the Sellers shall remain and be solely responsible for all obligations, claims or liabilities with respect to Employees or former Employees (including the Transferred Employees) that arise, are incurred or to the extent are attributable to any period prior to the Closing Date, regardless of when such obligations, claims or liabilities are brought to the attention of the Sellers. Without limiting the generality of the foregoing: (i) solely with respect to the Employees of the North Salt Lake (US) Facility and the U.S. territorial managers in Texas, California and Massachusetts, Sellers shall be responsible for providing health continuation coverage under COBRA for all Employees and former Employees (including Transferred Employees) and "qualified beneficiaries" (as such term is defined in Code ss.4980B(g)(1)) who become eligible for such COBRa continuation coverage on or prior to the Closing Date, and Buyer shall be responsible for providing health continuation coverage under COBRA for all Transferred Employees and "qualified beneficiaries" (as such term is defined in Code ss.4980(B)(g)(1)) who become eligible for COBRA continuation coverage after the Closing Date; and (ii) Sellers shall be solely responsible for providing any disability benefits (and all other pension and/or welfare benefits to which any person is entitled on account of disability after becoming eligible for such disability benefits) which become payable on or after the Closing Date to any Employee or former Employee (including retirees) of the Business (or any dependent thereof) to the extent such person was disabled or was in a disability waiting period as of the Closing Date.

          (b) With respect to Employees of the Birmingham (UK) facility as listed at Schedule. 7.11 (the "UK Employees"), the parties agree and acknowledge that the disposal by the Sellers of the Business to the Buyers will constitute a transfer of an undertaking for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) (the "Transfer Regulations") and accordingly agree that the terms of the contracts of employment of all UK Employees shall be transferred to the Buyers with effect from the Closing in accordance with Regulation 5 of the Transfer Regulations. The parties agree and acknowledge that this paragraph 7.11(b) does not override or alter the nature of any Excluded Liability hereunder or the application and/or effectiveness of any of the indemnities set forth in Section 10.3.

          (c) In respect of the UK Employees, the Buyers shall provide the Sellers with such information about Buyers as is reasonably necessary to enable the Sellers to comply with their obligations to inform and consult with the UK Employees as to the identity of the Buyers and their future plans for the Zero Cases Division and any measures which the Buyers envisage taking in relation to the UK Employees in accordance with Regulation 10 of the Transfer Regulations.

     7.12 Waiver of Bulk Sales Compliance. The parties hereby waive compliance
          -------------------------------
with the provisions of any applicable bulk sales law or bulk transfer law.

     7.13 Sales/Use or Transfer Tax. Buyers shall promptly pay any applicable
          -------------------------
sales/use tax or transfer tax imposed with respect to the sale and transfer of the Purchased Assets from Sellers to Buyers pursuant to this Agreement.

     7.14 VAT
          ---

          7.14.1 The Sellers and the Buyers intend that Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of those Purchased Assets sold by Air Cargo pursuant to this Agreement and agree to use all reasonable endeavors to secure that such transfer is treated under such article as neither a supply of goods nor a supply of services for VAT purposes.

          7.14.2 If notwithstanding Section 7.14.1 hereof, value added tax is chargeable on the transfer of any of the Purchased Assets the Buyers shall (against delivery of tax invoices in respect of the Assets) pay the amount of the value added tax in addition to the Purchase Price under Article IV.

          7.14.3 The Buyers warrant and undertake to the Sellers that:

          (a) they are and will remain registered or are liable to be registered under Schedule 1 to the VAT Act for VAT;

          (b) they will after Closing use the Purchased Assets to carry on the same kind of business for VAT purposes as that carried on by the Sellers.

          7.14.4 Air Cargo may seek a direction pursuant to Section 49 of the VAT Act for the records referred to in that Section (the "VAT Records") to be preserved by Air Cargo after Closing. If such direction is not sought or, if sought, is not given before Closing, Air Cargo shall on Closing deliver the VAT Records to the Buyers. If, following actual Closing, Air Cargo obtains a direction as aforesaid, the Buyers shall forthwith after written request for the same return the VAT Records to Air Cargo. The party with final custody of the VAT Records shall during the period for which such records are required to be preserved under paragraph 6 of Schedule 11 to the VAT Act, preserve such records and where such records are required by Air Cargo where the Buyers are the persons with final custody of such records for the purpose of complying with their obligations under the laws in relation to VAT, afford to Air Cargo, or where Air Cargo is the person with the final custody of such records for the purpose of complying with its obligations under the law in relation to VAT, afford the Buyers as the case may be, on reasonable prior notice and at the cost of Air Cargo or the Buyers as the case may be, access to such records for the purpose of inspecting and making copies of the same.

          7.14.5 If the Buyers are the parties with final custody of the VAT Records in accordance with the provisions of this Section, they shall procure that any future custodian of the VAT Records will preserve such records and afford access to Air Cargo with such provisions and the Buyers shall notify Air Cargo in writing forthwith on ceasing to have custody of the VAT Records and inform Air Cargo of the name and address of the new custodian.

           7.14.6 If Air Cargo is the party with final custody of the VAT Records in accordance with the provisions of this Section 7.14, it shall procure that any future custodian of the VAT Records will preserve such records and afford access to the Buyers with such provisions and Air Cargo shall notify the Buyers in writing forthwith on ceasing to have custody of the VAT Records and inform the Buyers of the name and address of the new custodian.

           7.14.7 Notwithstanding any other provision of this Agreement any sum or part of a sum received by or on behalf of a party to this Agreement in relation to the Business which represents VAT shall be retained by or paid to the party required to account to Customs & Excise for that VAT.

     7.15  Litigation Cooperation. In the event and for so long as any party is
           ----------------------
contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Zero Cases Division, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, reasonably make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article X hereof).

     7.16  Lease Covenants. Buyers shall pay at Closing the Assignment Security
           ----------------
Deposit as required by Section 21 of the Real Estate Lease for the North Salt Lake, Utah facility (the amount of Assignment Security Deposit set forth in Section 35(f) of said Lease). To compensate Buyers for such Assignment Security Deposit, the Purchase Price shall be subject to a one-time downward adjustment equal to the amount of the Assignment Security Deposit. Buyers and APW N.A. shall execute at Closing an Assignment and Assumption of Lease in substantially the form attached hereto as Exhibit 7.16 with respect to said Lease (the "Assignment and Assumption of Lease"). Notwithstanding any provision to the contrary, it is understood that Buyers shall not be permitted to exercise any of the options to extend the term of said Lease unless prior to the extension Buyers use their commercially reasonable efforts to release APW N.A. and APW Ltd. from any and all liability under said Lease and the Guaranty thereof. Further, prior to the release of APW N.A. and APW Ltd., Buyers shall not be permitted to amend or cause the Lease to be amended in a manner which is materially detrimental to APW N.A. and APW Ltd. without the prior written consent of APW N.A. and APW Ltd. which consent shall not be unreasonably withheld or delayed provided such provision shall not apply in the event Union Bank N.A., as agent for the lenders, has foreclosed upon Buyers' assets.

     7.17  Claims of Defectiveness. After the Closing Buyers agree that they
           -----------------------
will not intentionally through general advertising or marketing, make any claims, statements, or representations of any kind that the products or services of the Business, as manufactured or conducted by the Sellers prior to Closing, are defective in any material respect; provided that the parties agree that neither (i) the advertising of a product as "new and improved" or variants thereof highlighting product improvements over previous models nor (ii) any statement made which is required by a governmental authority relating to consumer safety shall constitute a breach of this covenant. Notwithstanding anything in this Agreement to the contrary, Sellers' sole recourse for Buyers' breach of this covenant shall be that Buyers may not make claims under Article 10 for indemnification with respect to the Excluded Liability described in Section 1.31(d) to the extent that such liability was caused by Buyers' breach.

     7.18  Shared Assets. The parties agree to comply with the terms of the
           -------------
Transitional Services Agreement following Closing and, if the listing of Shared Assets contained on Schedule 1.62 and addressed in the Transitional Services Agreement is incomplete or incorrect in any material way, the parties agree to modify the services or assets covered by the Transitional Services Agreement.

     7.19  Covenants Not to Compete.
           ------------------------

           7.19.1 For a period of five (5) years from and after the Closing Date, none of APW Ltd., the Sellers or any other subsidiary of APW Ltd. or Sellers will engage directly or indirectly in conduct which in any manner competes with the business of the Zero Cases Division as conducted as of the Closing Date anywhere in the world; provided, however, that the foregoing restriction shall not apply with respect to any publicly traded corporation in which APW Ltd. or Sellers own 5% or less of the outstanding stock.

           7.19.2 For a period of five (5) years after the Closing Date, Buyers will agree to not use the name "Zero Corporation" or "Zero Enclosures" in the general marketing of any products which compete with APW Ltd.'s or its subsidiaries' business as conducted as of the Closing Date; and will not license, lease or sell the "Zero Corporation" or "Zero Enclosures" name to any third party for such purpose; provided that the foregoing restriction shall not apply to Buyers' use of "Zero Corporation" or "Zero Enclosures" in connection with Buyers' conduct of the Business as the Business was conducted as of the Closing Date (without regard to the location of Buyers' business) or in any manner which does not compete with APW's and its subsidiaries' business. For clarity, Buyers shall not be limited in their ability to compete with Sellers or APW Ltd. in any manner except as set forth in this Section 7.19.2.

     For purposes of Section 7.19.2, APW Ltd. business as of the Closing Date shall mean the design and integration of large electronic products including the design and manufacture of various subsystems for electronic products and the provision of a wide range of integration services to its customers including product design, supply chain management, manufacturing, assembly, testing and drop ship services.

           7.19.3 Within one month following the Closing Date, APW Ltd. and Sellers shall themselves, and shall cause APW Ltd.'s and Sellers' Affiliates to, remove from their respective assets, properties, stationary, literature and Internet website any and all (i) Company Intellectual Property, including references to Zero or any of the purchased marks; and (ii) information, text and other materials relating to the Business; provided, however, that for a
                                          --------  -------
six-month period following the Closing Date, APW Ltd.'s and Sellers and each of their Affiliates shall be entitled to exhaust existing stocks of any of its office supplies, packing materials, literature and any inventory bearing any Company Intellectual Property. Thereafter, APW Ltd. and Sellers shall not, and shall cause their Affiliates to not, use any Company Intellectual Property in connection with the sale of any products or services or otherwise in the conduct of their business. In the event that any of APW Ltd., Sellers or their Affiliates breach this Section 7.19.3, Buyers shall be entitled to specific performance of this Section 7.19.3 and to injunctive relief against further violations, as well as other remedies at law or in equity available to Buyers.

           7.19.4 If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.19 or the following
Section 7.20 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, or to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.20  Non-solicitation and Non-hire. For a period of one (1) year with
           -----------------------------
respect to Transferred Employees and UK Employees, neither APW Ltd., the Sellers nor any of their Affiliates shall hire or solicit any individuals employed by the Buyers who were formerly employees of the Seller as of the Closing Date.

     7.21  UK Lease. All parties will use their commercial reasonable best
           --------
efforts to complete matters set forth in Article II.

     7.22  Financing. Buyers will use good faith and commercially reasonable
           ---------
efforts to obtain the financing required in Section 8.5 by investment of at least $9 million in equity to Buyers and seeking financing on reasonably acceptable commercial terms, provided Buyers shall have sole discretion as to the acceptability of any guarantee terms required by the Buyers' lenders.

     7.23  Ordinary Course of Business. From and after the date of this
           ---------------------------
Agreement and through the earlier of Closing or the termination of this Agreement, Sellers shall unless the Buyers otherwise consent in writing (which will not be unreasonably withheld) operate the Business in the ordinary course and shall not enter into any contract or commitment in connection with the Business of a type which would require disclosure on Schedule 5.12 except in accordance with the Ordinary Course of Business consistent with past practice and further provided prior to the Effective Time, prior to entering into any contract in excess of $75,000 or more, APW will seek the consent of US Buyer (which shall not be unreasonably withheld).

     7.24  Alternative Proposal. From and after the date of this Agreement and
           --------------------
through the earlier of Closing or termination of this Agreement, Sellers will direct their officers, directors, advisers and affiliates to not encourage or consider any inquiries or proposals concerning any sale, lease, exchange, mortgage, transfer or disposition of all the Purchased Assets in a single transaction or series of related transactions (collectively, an "Alternative Transaction"), or be engaged in discussions or negotiations concerning Alternative Transactions or enter into any agreement or understanding concerning an Alternative Transaction except for any transaction involving the recapitalization of debt by APW Ltd.'s lenders.

     7.25 Supplements to Disclosure. Prior to Closing, Sellers (or Buyers, as
          -------------------------
the case may be) will supplement or amend the Disclosure Schedules with respect to any fact, matter or circumstance hereafter arising which is required to make each representation and warranty set forth in Article V accurate as of the date such supplement or amendment is made.

     7.26 Float. Sellers shall covenant that, as of the Closing Date, all trade
          -----
accounts payable and other payables related to accrued expenses which have been removed from the books and records of the Zero Cases Division as a result of the Zero Cases Division submitting checks for payment thereof to APW Ltd. or any other Affiliate have been paid in full or are in the mail for payment in full.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYERS

     Each and every obligation of Buyers under this Agreement to be performed at or before the Closing by Buyers is subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by
Buyers:

     8.1  No Proceeding or Litigation. No suit, action, investigation, inquiry
          ---------------------------
or other proceeding by or before any court or governmental Person shall be instituted, which questions the validity or legality of this Agreement.

     8.2  No Injunction. As of the Closing, there shall not be any effective
          -------------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the terms of this Agreement or any of them not be consummated as so provided or imposing any condition on the consummation of the terms of this Agreement.

     8.3  Deliveries at or Prior to Closing. Sellers shall have delivered or
          ---------------------------------
caused to be delivered to Buyers the following documents at or prior to the Closing (unless otherwise specified below), all in form reasonably satisfactory to Buyers:

          (a) Copies of resolutions of Sellers' Boards of Directors authorizing the execution, delivery and performance by Sellers of this Agreement and authorizing Sellers' officers to carry out and perform the terms and provisions hereof, certified by the corporate secretary or assistant secretary of Sellers;

          (b) A closing certificate of the President, a Vice President or Director of Sellers certifying the fulfillment by them of the conditions set forth in Sections 8.1 and 8.2;

          (c) The Legal Opinion of Sellers' Counsel;

          (d) The Bill of Sale and Assumption of Liabilities, executed by
Sellers;
                                       38

          (e) Releases of any security interests in the Purchased Assets, except for Permitted Liens, together with any forms (executed by the relevant parties) required to be filed with the UK Register of Companies in connection with the same;

          (f) A copy of the constitutional documents of each Seller, as amended to the date hereof, certified by the appropriate Company Secretary of such Seller and dated not more than thirty (30) days prior to the Closing Date;

          (g) A certificate of good standing of APW N.A. issued by the appropriate Secretary of State or equivalent and comparable documents with regard to Air Cargo and dated not more than thirty (30) days prior to the Closing Date;

          (h) The Transitional Services Agreement executed by Sellers;

          (i) Consents to the assignment to Buyers for the contracts listed on
Schedule 8.3 attached hereto;

          (j) If received by the parties prior to Closing, Consent executed by the landlord of the UK Leased Real Estate;

          (k) A non-foreign affidavit dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Code
(S)1445 so that the Buyers are exempt from withholding any portion of the Purchase Price thereunder; and

          (l) An estoppel certificate with respect to each of the Real Estate Leases, dated no more than thirty (30) days prior to the Closing, from each of the landlords under such Real Estate Leases (other than the UK lease);

          (m) The Assignment and Assumption of Lease (as defined in Section 7.16) executed by APW N.A.;

          (n) The Escrow Agreement duly executed by the Sellers and the Escrow Agent;

          (o) All other instruments and documents required by this Agreement to be delivered by Sellers to Buyers;

          (p) All documents and instruments executed by Sellers necessary to effect the assignments of Intellectual Property included in the Purchased Assets, reasonably satisfactory to Buyers; and

          (q) A fairness opinion from a nationally recognized investment banking firm mutually acceptable to the Sellers and Buyers.

          (r) All documents and instruments executed by Sellers reasonably required by Buyers' lenders.

          (s) If available prior to Closing (and if not then available, then when available), an executed rent deposit deed in connection with the UK Leased Real Estate;

          (t) If available prior to Closing (and if not then available, then when available), an executed license for alterations (in the form already signed by Sellers) relating to the UK Leased Real Estate;

          (u) Executed bank mandates transferring authority to the UK Buyer in respect of the NatWest US$ and UK(Pounds) bank accounts listed on Schedule 1.30 operated by Air Cargo in respect to the Zero Cases Division; and

          (v) Executed documents transferring the lockbox account with Bank One listed on Schedule 1.30 to the U.S. Buyer reasonably satisfactory to the parties.

     8.4  Representations and Warranties. The representations and warranties set
          ------------------------------
forth in Article V hereof shall be true and correct in all material respects at and as of the Closing Date up to and including the Effective Time as though then made and as though the Closing Date were substituted for the date of this Agreement through such representations and warranties (without regard to any supplements or amendments made to schedules pursuant to Section 7.25).

     8.5  Covenants. Each of the Sellers shall have complied and performed with
          ---------
all covenants and agreements required to be performed by them under this Agreement through the Closing Date up to and including the Effective Time.

     8.6  No Material Adverse Change. There shall have been no Material Adverse
          --------------------------
Change in the Business between the date of this Agreement and the Closing Date.

     8.7  Customer Payment Bank Accounts. Buyers shall have been substituted as
          ------------------------------
the owners of each bank account into which customers of the Business regularly make payments to Sellers in respect of goods or services provided to them by the Business which are listed on Schedule 1.30.

     8.8  Financing. Buyers shall have obtained on terms and conditions
          ---------
satisfactory to them in their discretion all of the third-party debt financing they require in order to consummate the transactions contemplated by this Agreement.

     8.9  Reserved.
          --------

     8.10 Permit. US Buyer shall have received an industrial waste water permit
          ------
for its Business of the type described on Schedule 5.20.

     8.11 Bank Consents. Sellers shall have obtained consents to consummate the
          -------------
transactions under this Agreement from their lenders under their multi-currency bank agreement and U.K. bank agreement.

     8.12 Receivables Repurchase. Sellers shall have delivered evidence
          ----------------------
reasonably satisfactory to Buyers that all receivables of the Business which are Purchased Assets previously sold to Societe Generale and/or Barton Capital Corporation have been repurchased by Sellers, free and clear of all Liens.

                                   ARTICLE IX
                      CONDITIONS TO OBLIGATIONS OF SELLERS
                      ------------------------------------

     Each and every obligation of Sellers under this Agreement to be performed by Sellers at or before Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions unless waived in writing by
Sellers:

     9.1  No Proceeding or Litigation. No suit, action, investigation, inquiry
          ---------------------------
or other proceeding by or before any court or governmental Person shall be instituted which questions the validity or legality of this Agreement.

     9.2  No Injunction. There shall not be any effective injunction, writ,
          -------------
preliminary restraining order or any other order of any nature issued by a court of competent jurisdiction directing that the terms of this Agreement or any of them not be consummated as so provided or imposing any condition on the consummation of the terms of this Agreement.

     9.3  Deliveries By Buyers At Closing. Buyers will deliver or cause to be
          -------------------------------
delivered to Sellers the following at the Closing, all in form reasonably satisfactory to Sellers:

          (a) Copies of resolutions of Buyers' Boards of Directors authorizing the execution, delivery and performance by Buyers of this Agreement and authorizing Buyers' officers to carry out and perform the terms and provisions hereof, certified by the corporate secretary or assistant secretary of Buyers;

          (b) A closing certificate of the President, a Vice President or Director of Buyers certifying the fulfillment by Buyers of the conditions set forth in Sections 9.1 and 9.2;

          (c) The Legal Opinion of Buyers' Counsel;

          (d) The Purchase Price as provided in Article IV hereof;

          (e) A copy of the articles of organization of Buyers, as amended to date, certified by the appropriate Company Secretary of the Buyers and dated not more than thirty (30) days prior to the Closing Date;

          (f) A certificate of good standing of Buyers issued by the Secretary of State of Delaware and comparable documents with regard to the UK Buyers and dated not more than thirty (30) days prior to the Closing Date;

          (g) The Bill of Sale and Assumption of Liabilities, executed by
Buyers;

          (h) The Assignment and Assumption of Lease (as defined in Section 7.16) executed by the Buyers;

          (i) The Transitional Services Agreement executed by Buyers;

          (j) The Escrow Agreement duly executed by the Buyers and the Escrow Agent; and

          (k) All other instruments required by this Agreement to be delivered by Buyers to Sellers.

     9.4  Representations and Warranties. The representations and warranties set
          ------------------------------
forth in Article VI hereof shall be true and correct in all material respects at and as of the Closing Date up to and including the Effective Time as though then made and as though the Closing Date were substituted for the date of this Agreement through such representations and warranties (without regard to any supplements or amendments made to schedules pursuant to Section 7.25).

     9.5  Covenants. Each of the Buyers shall have complied and performed with
          ---------
all covenants and agreements required to be performed by them under this Agreement through the Closing Date up to and including the Effective Time.

     9.6  Bank Consents. Sellers shall have obtained consents to consummate the
          -------------
transactions under this Agreement from their lenders under their multi-currency bank agreement and U.K. bank agreement.

     9.7  Fairness Opinion. Sellers shall have received a fairness opinion from
          ----------------
a nationally recognized investment banking firm mutually acceptable to the Sellers and Buyers.


                                    ARTICLE X
                         SURVIVAL OF REPRESENTATIONS AND
                         -------------------------------
                           WARRANTIES; INDEMNIFICATION
                           ---------------------------

     10.1 General. Each party shall indemnify the other party as provided in
          -------
this Article X. The party or parties seeking indemnification are referred to herein as the "Indemnified Party" and the party or parties against which indemnification are sought is referred to herein as the "Indemnifying Party."

     10.2 Survival.
          --------

          (a) All representations, warranties, covenants and agreements of any party contained in this Agreement, or in any certificate delivered in connection therewith shall survive the Closing Date and shall remain enforceable except as provided in Section 10.2(b) hereof.

          (b) Each representation and warranty set forth in Article V, (other than Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.14, 5.16(c)(i), 5.18 and 5.19, all of
which shall survive the

Closing for the applicable statute of limitations) or Article VI (other than Sections 6.1 and 6.2, all of which shall survive the Closing for the applicable statute of limitations), shall cease to be enforceable on the day that is eighteen (18) months subsequent to the Closing Date except to the extent of claims for indemnification made under such representations or warranties noticed prior to the applicable survival period.

     10.3 Indemnification Covenants of Sellers. Sellers, jointly and severally,
          ------------------------------------
subject to the provisions of Section 10 (including without limitation, Sections 10.5, 10.6, 10.9. 10.10, 10.11 and 10.13) shall indemnify Buyers and hold Buyers harmless from and against any and all losses, damages, Taxes, costs, expenses, liabilities, obligations and claims of any kind, including without limitation, costs related to unsuccessful third party claims or allegations, reasonable attorneys' fees and disbursements, interest or penalties sustained or incurred by Buyers as a result of or arising out of:

          (a) any breach or inaccuracy of any representation or warranty made by Sellers to Buyers in this Agreement or in any certificate or Schedule delivered by Sellers to Buyers pursuant to this Agreement;

          (b) any failure of Sellers to comply with, or any breach or nonfulfillment by such Sellers of, any covenant or obligation of Sellers set forth in this Agreement or in any certificate delivered by Sellers to Buyers pursuant to this Agreement;

          (c) any Excluded Liability, including without limitation, any suit, action or other proceeding brought by any Person to the extent any such liability is related to an Excluded Liability;

          (d) in relation (in each case) to the UK Employees, the deemed transfer of the Sellers' liabilities to the Buyers by the Transfer Regulations, to the extent relating to events, acts or omissions arising or occurring prior to the Effective Time and anything done by or in relation to the Sellers prior to the Effective Time which is deemed by the Transfer Regulations to have been done by or in relation to the Buyers; or

          (e) any suit, action or other proceeding brought by any Person and arising out of or in any way related to any of the matters referred to in
Section 10.3(a), 10.3(b), 10.3(c) and 10.3(d).

     PROVIDED THAT, with respect to a claim for indemnification pursuant to
Section 10.3(a) or Section 10.3(e) (as it relates to Section 10.3(a)) Buyers make a written claim for indemnification against Sellers pursuant to Section
10.5 hereof on or prior to the date set forth in Section 10.2(b) and the Sellers shall have no liability in respect of such claim to the extent such loss or damage has not been reduced or is increased as a result of any failure by the Buyers to comply with Section 7.17.

     References to Buyers in this Section 10.3 include their shareholders and other Affiliates, and officers, directors, agents, representatives and successors of any of them.

     10.4 Indemnification Covenants of Buyers. Buyers will indemnify Sellers for
          -----------------------------------
and hold Sellers harmless from and against any and all losses, damages, Taxes, costs, expenses, liabilities, obligations and claims of any kind, including without limitation, costs related to unsuccessful third party claims or allegations, reasonable attorneys' fees and disbursements, interest or penalties sustained or incurred by Sellers as a result of or arising out of:

          (a) any breach or inaccuracy of any representation or warranty made by Buyers to Sellers in this Agreement or in any certificate delivered by Buyers to Sellers pursuant to this Agreement;

          (b) any failure of Buyers to comply with, or any breach or nonfulfillment by Buyers of, any covenant of Buyers set forth in this Agreement, or in any certificate delivered by Buyers to Sellers pursuant to this Agreement;

          (c) any failure of Buyers to timely perform, pay or discharge any of the Assumed Liabilities;

          (d) any suit, action or other proceeding brought by any Person and arising out of or in any way related to any of the matters referred to in
Section 10.4(a), 10.4(b) or 10.4(c);

     PROVIDED THAT, with respect to a claim for indemnification pursuant to
Section 10.4(a) or Section 10.4(c) (as it relates to Section 10.4(a)) Sellers make a written claim for indemnification against Buyers pursuant to Section 10.5 hereof on or prior to the date set forth in Section 10.2(b).

     References to Sellers in this Section 10.4 include their shareholders, Affiliates and officers, directors, agents, representatives and successors of any of them.

     For clarification, without expanding the foregoing, the following categories of liabilities shall be solely the responsibility of Buyers to the extent the following apply: (i) product liability claims which relate to products manufactured by the Buyers after the Effective Time; (ii) worker's compensation claims and liabilities of the Buyers in respect of events which occur after the Effective Time; and (iii) claims made by or on behalf of Buyers' employees in respect of events which relate to their employment by Buyer after the Effective Time.

     10.5 Claims for Indemnification.
          --------------------------

          (a) Promptly upon the Indemnified Party obtaining knowledge of any facts causing it to believe that it has a claim for indemnification against the Indemnifying Party hereunder, the Indemnified Party shall give written notice of such claim to the Indemnifying Party; provided however, that no delay on the part of the Indemnified Party to notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligations hereunder unless (and then to the extent) the Indemnifying Party thereby is prejudiced. Such written notice shall set forth in reasonable detail the nature and (to the extent then known) the amount of the claim.

          (b) The Indemnified Party shall tender to the Indemnifying Party the defense of any claim, suit, proceeding, action or assessment brought by any third party (hereinafter "Third Party Claim") for which the Indemnified Party reasonably believes it is entitled to indemnification pursuant to this Article X, and the Indemnifying Party shall have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party; provided that only the defense of Third Party Claims seeking monetary relief may be assumed by the Indemnifying Party. The Indemnifying Party shall elect to assume the defense of any such Third Party Claim by notifying the Indemnified Party within ten (10) business days following notice from the Indemnifying Party. Failure by the Indemnifying Party to assume such defense shall be deemed a waiver by the Indemnifying Party of its right to so defend. If the Indemnifying Party assumes such defense, the obligations of the Indemnifying Party hereunder as to such Third Party Claim shall include taking all steps reasonably necessary in the defense or settlement thereof. Except with the written consent of the Indemnified Party, the Indemnifying Party, in the defense of any such Third Party Claim, shall not consent to the entry of any judgment against or adversely affecting the Indemnified Party (other than a judgment of dismissal on the merits and without costs) or enter into any settlement unless such settlement provides that the Indemnified Party is fully released from all liability and culpability by the third party as to such Third Party Claim and the Indemnified Party has given its prior written consent to such settlement (such consent not to be unreasonably withheld or delayed). The Indemnified Party shall have the right to participate, at its expense, in the defense of any such Third Party Claim.

          (c) If the Indemnifying Party does not assume the defense of any Third Party Claim as provided herein, the Indemnified Party may defend against such Third Party Claim in such manner that the Indemnified Party deems advisable or appropriate and may settle such Third Party Claim or consent to the entry of judgment with respect thereto upon such terms as it deems advisable or appropriate, and in such event the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement or judgment and for any and all amounts recoverable pursuant to Section 10.3 or Section 10.4, including all damages, costs and expenses sustained or incurred by the Indemnified Party which result from, arise out of or are incidental to the defense or settlement of such Third Party Claim.

          (d) The parties shall cooperate with each other in connection with any Third Party Claim and provide each other with reasonable access to premises, relevant personnel, books, records and other information in their or their Affiliates' possession, power or control.

          (e) The parties agree that any indemnification claim by Buyers shall be recoverable first from the funds held by the Escrow Agent pursuant to the Escrow Agreement; provided that, at Buyers' election, payment of indemnification claims with respect to amounts due under Section 4.4 may first be sought directly from the Sellers without effect to the Escrow Deposit or the amounts contained therein.

     10.6 Indemnification Payments. All Indemnification payments under this
          ------------------------
Article X, shall be (a) reduced by the amount of any insurance proceeds (less the amount of any expected increase in premiums as a result of the payment of such insurance claim) with respect to the claim giving rise to such indemnification payments and (b) appropriately adjusted for tax benefits (at such times and to the extent that such tax benefits are actually realized through tax refund or reduction and calculated by computing the amount of Taxes before and after inclusion of any Tax items attributable to such indemnification payments and treating such Tax items as the last items claimed for any taxable year) and tax costs.

     10.7 Exclusive Remedy. Buyers and Sellers agree that the indemnification
          ----------------
provisions in this Article X shall be the sole and exclusive monetary remedy of the Buyers and Sellers with respect to this Agreement (and, for the avoidance of doubt, neither party shall be entitled to rescind or terminate its Agreement). The Buyers shall not be entitled to claim under any of the representations and warranties of Sellers in Article V for environmental, health and safety matters except as and to the extent explicitly set forth in Sections 5.19 or 5.22.

     10.8 Limitations. Notwithstanding anything to the contrary contained
          -----------
herein, Buyers shall not be entitled to indemnification by reason of a breach or inaccuracy of a representation or warranty contained in Article V other than in respect of Section 5.24 until the aggregate of such indemnification obligations of Sellers exceeds $350,000 (the "Minimum") in which event, Sellers shall be liable only for the amounts of such indemnification obligations in excess of the Minimum. For purposes of computing the Minimum there shall be a deductible of $7,000 for each separate claim for indemnification (the "Per Claim Deductible"). All indemnifiable losses of the Buyers, including the Per Claim Deductibles shall be included in computing the Minimum and the Per Claim Deductible shall no longer be in effect once the Minimum has been reached. Any indemnification obligations of Sellers under Sections 10.3(b), 10.3(c), 10.3(d) or 10.3(e) (except to the extent Section 10.3(e) relates to Section 10.3(a)) shall not be includable in computing the Minimum. Notwithstanding the foregoing or anything to the contrary contained herein, the aggregate maximum indemnification liability of Sellers under this Article X by reason of a breach or inaccuracy of a representation or warranty contained in Article V shall not exceed $7,500,000 (with indemnifiable claims relating to Sellers' breach or inaccuracy of the representations and warranties made in Sections 5.5 and Section 5.16(c)(i) not being counted toward this amount).

     10.9 Specific Limitations.
          --------------------

     The Sellers are not liable in respect of a claim for breach of representation or warranty:

          10.9.1 to the extent that the claim relates to a fact, matter or circumstance of which any of the Buyers and/or any of their advisers was aware at Closing which such persons knew constituted a breach of representation or warranty;

          10.9.2 to the extent that the specific matter giving rise to the claim was specifically taken into account in computing the amount of an allowance, provision or reserve in the Closing Balance Sheet or was specifically referred to in the Closing Balance Sheet or in the notes to the Closing Balance Sheet, if any.

     10.10 Recovery Only Once. The Buyers are not entitled to recover more than
           ------------------
once in respect of any one matter or loss giving rise to a claim.

     10.11 Assessment Of Loss. In assessing any damages or other amounts
           ------------------
recoverable in respect of a claim there shall be taken into account any corresponding savings by, or net benefit to, the Buyers and/or any of their Affiliates.

     10.12 Recovery From Another Person.
           ----------------------------

           10.12.1 If the Sellers pay to the Buyers an amount in respect of a claim and the Buyers or any of their Affiliates subsequently recover or is or becomes entitled to recover from another person an amount which is referable to the matter giving rise to the claim, the Buyers shall immediately notify the Sellers and, if relevant, shall (at the cost of the Sellers) procure that such action is taken as the Sellers may reasonably require to enforce the recovery against the person in question; and

           (a) if the Sellers have already paid an amount in satisfaction of a claim and the amount paid by the Sellers in respect of the claim is more than the Sum Recovered, the Buyers shall promptly pay to the Sellers the Sum Recovered;

           (b) if the Sellers have already paid an amount in satisfaction of a claim and the amount paid by the Sellers in respect of the claim is less than or equal to the Sum Recovered, the Buyers shall promptly pay to the Sellers an amount equal to the amount paid by the Sellers; and

           (c) if the Sellers have not already paid an amount in satisfaction of a claim, the amount of the claim for which the Sellers would have been liable shall be reduced by and to the extent of the Sum Recovered.

           10.12.2 For the purposes of Section 10.12.1, "Sum Recovered" means the total amount recovered by Buyers from persons other than the Sellers directly related to a matter which gave rise to or is the subject of a claim for indemnification against Sellers plus any interest in respect of the amount recovered from such persons less all reasonable costs incurred by the Buyers in recovering the amount from such persons.

     10.13 Mitigation. Nothing in this Section 10 restricts or limits the
           ----------
Buyers' general obligation at Law to mitigate any loss or damage which they may incur in consequence of a matter giving rise to a claim.

     10.14 General. Nothing in this Section 10 shall have the effect of limiting
           -------
or restricting any liability of any party in respect of a claim to the extent such arises as a result of any fraud committed by such party.

                                   ARTICLE XI
                              TERMINATION; REMEDIES
                              ---------------------

     11.1  Right to Terminate. Notwithstanding anything to the contrary
           ------------------
contained herein, this Agreement may be terminated at any time after February 12, 2002, if the Closing has not occurred by such date (time being of the essence), as follows:

           (a) By the mutual written agreement of all of the parties hereto;

           (b) By Buyers, if such non-occurrence of Closing is as a result of any condition set forth in Article VIII not having been satisfied (unless such is caused by the failure of Buyer to comply with its obligations under this Agreement); or

           (c) By Sellers, if such non-occurrence of Closing is as a result of any condition set forth in Article IX not having been satisfied (unless such is caused by the failure of Sellers to comply with their obligations under this Agreement).

No such termination shall affect those liabilities and obligations contained in Sections 7.2, 7.5, 7.6, 11.2, or 12.3, or any other liabilities or obligations contained herein which are expressly stated to survive the termination hereof.

     11.2  Rights on Termination. If this Agreement is terminated by Sellers, on
           ---------------------
the one hand, or Buyers, on the other hand (collectively referred to herein as the "Terminating Party") in accordance with Section 11.1, the Terminating Party shall not have any claim against the other party or parties (collectively "Other Party") except if the circumstances giving rise to such termination are caused by or are a result of a breach or inaccuracy of a representation, warranty, covenant or obligation of the Other Party contained in this Agreement. If termination is by reason of such a breach or inaccuracy, the Terminating Party shall be entitled to such remedies as may be available to it under Section 10, in law or in equity. If any of the conditions set forth in Article VIII of this Agreement have not been satisfied, Buyers may nevertheless elect to proceed with consummation of the terms of this Agreement, and if any of the conditions set forth in Article IX of this Agreement have not been satisfied, Sellers may nevertheless elect to proceed with the consummation of the terms of this Agreement. Any such election to proceed shall be evidenced by a certificate signed by the electing party and shall constitute a waiver of any remedy available at law or equity by such electing party for nonfulfillment of such conditions.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     12.1  Amendment. This Agreement may be amended, modified and supplemented
           ----------
only by written agreement of the parties hereto at any time prior to or at the Closing with respect to any of the terms contained herein.

     12.2  Waiver and Compliance. Any failure of Buyers, on the one hand, or
           ---------------------
Sellers, on the other, to comply with any obligation, covenant or agreement herein may be expressly waived in writing by Sellers or Buyers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     12.3  Expenses. All fees and expenses for brokers, attorneys, accountants
           --------
and professional advisors incurred by Sellers in connection with this Agreement shall be borne by Sellers, and all fees and expenses for brokers, attorneys, accountants and professional advisors incurred by Buyers in connection with this Agreement shall be borne by Buyers.

     12.4  Notices. Each notice, request, demand or other communication
           -------
("Notice") by a party to another party required or permitted by this Agreement shall be in writing and shall be personally delivered, sent by U.S. certified or registered mail, air mail, return receipt requested (postage prepaid), overnight commercial courier (charges prepaid), or facsimile transmission (but each such facsimile transmission shall be confirmed by sending a copy thereof to the other party by certified or registered mail, air mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party set forth below or to such other address as such party shall have communicated to the other parties in accordance with this Section. Any notice shall be deemed to have been given (i) when personally delivered, on the date of sending, (ii) when sent by facsimile transmission, on the second business day following the date of sending, (iii) when sent by certified or registered mail, on the sixth business day following the date of sending, or (iv) when sent by overnight commercial carrier, on the first business day following the date of sending.

To APW N.A. or Air Cargo:                   APW N.A.
                                            N22 W23685 Ridgeview Parkway West
                                            Waukesha, WI  53188-1013
                                            Attn:  President
                                            Fax:   262-523-7624

With a copy to:                             Anthony W. Asmuth III, Esq.
                                            Walter J. Skipper, Esq.
                                            Quarles & Brady LLP
                                            Suite 2040
                                            411 East Wisconsin Avenue
                                            Milwaukee, Wisconsin  53202
                                            Fax:  414-271-3552

To Buyers:                                  Zero Holdings Corp.
                                            c/o Blue Point Capital Partners
                                            999 3rd Ave., Suite 2830
                                            Seattle, WA  89104
                                            Attn:  Robert Wainio
                                                   Mark Morris
                                            Fax:   206-332-9209

With a copy to:                             Kirkland & Ellis
                                            200 E. Randolph Drive
                                            Chicago, IL  60601
                                            Attn: Matthew E. Steinmetz, Esq.
                                            Fax:  312-861-2200

                                            Davis Wright Tremain
                                            2600 Century Square
                                            1501 Fourth Avenue
                                            Seattle, WA  98101
                                            Attn:  Peter Parsons
                                            Fax:   206-903-3841

                                            Cascade Consolidated Industries
                                            13615 209/th/ Ave. N.E.
                                            Woodinville, WA  98072
                                            Attn:  Joseph Santosuosso
                                            Fax:   425-881-8420

     12.5  Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto and their respective permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether in whole or in part) by either of the parties hereto without the prior written consent of the other party, whether by operation of law or otherwise except that Buyers may assign their rights under this Agreement (but not the Ancillary Agreements) to any subsequent purchaser of substantially all of the assets of the Business or who purchases all of the stock of US Buyer (either directly or indirectly) (or by merger).

     12.6  Governing Law. This Agreement and the legal relations among the
           -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to principles of conflict of laws.

     12.7  Laws of Other Jurisdictions. Any U.S. or State of Wisconsin legal
           ---------------------------
term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than the U.S. or the State of Wisconsin be deemed to include what most nearly approximates in that jurisdiction to the U.S. or State of Wisconsin legal term and any U.S. or State of Wisconsin statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction.

     12.8  Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.9  Entire Agreement. This Agreement, including the Exhibits and
           ----------------
Schedules hereto, the Disclosure Schedule and its annexes (which constitutes a part of this Agreement as if set forth in full herein), the Ancillary Agreements and the other documents and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, of any party hereto in relation to such subject matter, except for the Confidentiality Agreement between APW Ltd. and Buyers.

     12.10 Third Parties. Except as specifically set forth or referred to
           -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     12.11 Severability. The invalidity of any provision or portion of a
           ------------
provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     12.12 Certain Rules of Construction. The language used in this Agreement
           -----------------------------
will be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party by virtue of its counsel having drafted this Agreement or otherwise. The term "including" as used in this Agreement in connection with the listing of items included within a prior reference, shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or an exclusive listing of the items included within the prior reference. References to Sections herein include all subsections which are subsidiary to the Section referred to. The headings and captions of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. The Exhibits and Schedules are a part of this Agreement as if fully set out herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                                            AIR CARGO EQUIPMENT (U.K.) LIMITED

                                            By: /s/ Sam Kirby
                                            Title: Director

                                            APW NORTH AMERICA INC.

                                            By:  /s/ Joseph T. Lower
                                            Title: Vice President

                                            ZERO MANUFACTURING, INC.

                                            ___________________________________

                                            By: /s/
                                            Title: ____________________________


                                            ZERO CASES (UK) LIMITED

                                            ___________________________________

                                            By: /s/
                                            Title: ____________________________

                                            Solely with respect to Sections 7.19
                                            and 7.20,

                                            APW LTD.

                                            By:  Joseph T. Lower
                                            Title: Vice President

                         INDEX OF EXHIBITS AND SCHEDULES
                     ASSET PURCHASE AGREEMENT BY AND BETWEEN
          APW NORTH AMERICA INC. AND AIR CARGO EQUIPMENT (U.K.) LIMITED
                                 on the one hand
                                       AND
                         ------------------------------
                                on the other hand

EXHIBITS                                                                        SECTION
--------                                                                        -------

Exhibit 1.10      Bill of Sale, Assignment and Assumption Agreement                  1.10
Exhibit 1.18      Form of Consent to Assignment                                      1.18
Exhibit 1.28      Escrow Agreement                                                   1.28
Exhibit 1.45      Legal Opinion of Buyer's Counsel                                   1.45
Exhibit 1.46      Legal Opinion of Sellers' Counsel                                  1.46
Exhibit 1.65      Transitional Services Agreement                                    1.65
Exhibit 6.6       Assignment and Assumption of Lease                                 6.6



SCHEDULES
---------

Schedule 1.7      Assumed Contracts                                                  1.7
Schedule 1.30     Excluded Assets                                                    1.30
Schedule 1.43     Leased Real Estate                                                 1.43
Schedule 1.59     Real Estate Leases                                                 1.59
Schedule 1.62     Shared Assets                                                      1.63
Schedule 2.2      Licensed Trademarks and Tradenames                                 2.2
Schedule 4.3      Allocation of Purchase Price                                       4.3
Schedule 4.4      Working Capital Adjustment                                         4.4
Schedule 5.6      Financial Statements and Recent Financial Statements;
                  Agreed Accounting Principals                            1.56,1.60, 1.61
Schedule 5.7      Accounts Receivable                                                5.7
Schedule 5.9      Condition of Equipment; Location of Assets                         5.9
Schedule 5.10     Real Estate Leases                                                 5.10
Schedule 5.11     Absence of Certain Changes                                         5.11
Schedule 5.12     Contracts                                                          5.12
Schedule 5.13     Legal Compliance                                                   5.13
Schedule 5.16(b)  Intellectual Property                                              5.16(b)
Schedule 5.17     Litigation                                                         5.17
Schedule 5.18     Employee Benefits                                                  5.18
Schedule 5.19     Environmental, Health and Safety Laws                              5.19
Schedule 5.20     Licenses and Permits                                               5.20
Schedule 5.23     Affiliate Transactions                                             5.23

Schedule 5.24        Product Warranty                                       5.24
Schedule 5.25        Labor and Employee Matters                             5.25
Schedule 5.26        Top Customers and Suppliers                            5.26
Schedule 5.27        Financial Matters                                      5.27
Schedule 6.5         International Merger Notification                      6.5
Schedule 7.11        Employees                                              7.11
Schedule 8.3         Required Consents                                      8.3
Disclosure Schedule                                                         1.19